UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Pursuant to §240.14a-12

DOLPHIN DIGITAL MEDIA, INC.
(Name of Registrant as Specified in its Charter)

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DOLPHIN DIGITAL MEDIA, INC.

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, Florida 33134

_________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
_________________________

November 17, 2014

Dear Stockholder:

It is my pleasure to invite you to attend a special meeting of the stockholders of Dolphin Digital Media, Inc. (the “Special Meeting”).  The meeting will be held on  December 3, 2014, at 8:30 a.m. local time at the offices of Greenberg Traurig, located at Greenberg Traurig, P.A., 333 S.E. 2nd Avenue, Suite 4400, Miami, FL 33131.   At the meeting, you will be asked to:

1.	Elect five directors to hold office until the 2015 Annual Meeting of the Stockholders or until their successors are elected and qualified.

2.	Approve a proposal to change our state of incorporation from Nevada to Florida (the “Reincorporation Proposal”).

3.	Transact such other business as may properly come before the Special Meeting.

Only stockholders of record as of the close of business on October 29, 2014 may vote at the Special Meeting.

It is important that your shares be represented at the Special Meeting, regardless of the number you may hold.  Whether or not you plan to attend, please vote using the Internet, by telephone, by fax or by mail, in each case by following the instructions in our proxy statement.  This will not prevent you from voting your shares in person if you are present.

A full set of proxy materials has been provided to you, including the Proxy Statement, a copy of our Annual Report and a Form of Proxy.

I look forward to seeing you on December 3, 2014.

Sincerely, /s/ William O’Dowd, IV WILLIAM O’DOWD, IV Chief Executive Officer

This Proxy Statement, including the Form of Proxy, will be mailed to stockholders on or about November 18, 2014.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED MATTERS	3

THE SPECIAL MEETING	3

PROPOSAL 1 – ELECTION OF DIRECTORS	7

CORPORATE GOVERNANCE	9

Controlled Company	9
Board Leadership Structure and Role in Risk Oversight	9
Meetings	9
Director Independence	9
Board Committees	10
Code of Ethics	10
Certain Relationships and Related Transactions	10
Director Compensation	11
Involvement in Certain Legal Proceedings	11
Arrangements	12

EXECUTIVE COMPENSATION	12

Summary Compensation Table	12
Outstanding Equity Awards at Fiscal Year-End	12
Employment Agreements	12

PRINCIPAL ACCOUNTANT FEES AND SERVICES	14

Audit Committee Report	15

PROPOSAL 2 – CHANGE OF THE COMPANY’S STATE OF INCORPORATION FROM NEVADA TO FLORIDA	16

Summary	16
General Information	16
Reasons for the Reincorporation	17
Changes as a Result of Reincorporation	17
The Plan of Conversion	17
Effect of Not Obtaining the Required Vote for Approval	18
Description of the Company’s Capital Stock Upon the Effectiveness of the Reincorporation	18
Description of Capital Stock	18
Changes to Employee Benefit Plans	18
Dissenters’ Rights	18
Certain Federal Income Tax Consequences	20
Comparison of the Company’s Stockholders’ Rights Before and After the Reincorporation	20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34

OTHER MATTERS	35

Compliance with Section 16(a) of the Exchange Act	35
Stockholder Proposals for 2015 Annual Meeting of Stockholders	35
Transaction of Other Business	36
List of Stockholders Entitled To Vote at the Special Meeting	36
Expenses Relating to this Proxy Solicitation	36
Communication with the Company’s Board of Directors	36
Available Information	37
Householding	37

i

ANNEXES AND EXHIBITS

ANNEX A	Plan of Conversion

EXHIBIT A-1	Dolphin Florida Articles of Incorporation

EXHIBIT A-2	Dolphin Florida Bylaws

ANNEX B	Rights of Dissenting Stockholders

ii

DOLPHIN DIGITAL MEDIA, INC.
2151 Le Jeune Road, Suite 150-Mezzanine
Coral Gables, Florida 33134

PROXY STATEMENT

Proxy Statement for Special Meeting of Stockholders to be held on December 3, 2014

You are receiving this proxy statement because you own shares of common stock of Dolphin Digital Media, Inc. (sometimes referred to as “we”, “us”, or the “Company”), that entitle you to vote at the Special Meeting of Stockholders, which we refer to as the Special Meeting.  Our Board of Directors, which we sometimes refer to as the Board, is soliciting proxies from stockholders who wish to vote at the meeting.  By use of a proxy, you can vote even if you do not attend the meeting.  This proxy statement describes the matters on which you are being asked to vote and provides information on those matters so that you can make an informed decision.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND RELATED MATTERS

The following are some questions that you, as a stockholder of the Company, may have regarding the Special Meeting and the Proposals and brief answers to such questions.  We urge you to carefully read this entire proxy statement, the annexes to this proxy statement and the documents enclosed with, referred to or incorporated by reference in this proxy statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the Proposals.  See “Available Information” beginning on page 43.

THE SPECIAL MEETING

Q:           When and where will the Special Meeting take place?

A:           The Special Meeting will be held on December 3, 2014 at 8:30 a.m., local time, at the offices of Greenberg Traurig, located at Greenberg Traurig, P.A., 333 S.E. 2nd Avenue, Suite 4400, Miami, FL 33131.

Q:           Who may vote at the Special Meeting?

A:           Only holders of record of shares of our common stock at the close of business on October 29, 2014 (the “Record Date”), are entitled to notice of and to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.  On the Record Date, we had 81,892,352 shares of our common stock outstanding and entitled to be voted at the Special Meeting.

Q:           How many votes do I have?

A:           You may cast one vote for each share of our common stock held by you as of the Record Date on all matters presented at the Special Meeting.  Holders of the Company’s common stock do not possess cumulative voting rights.

Q:           How do I vote?

A:           If you are a stockholder of record as of the Record Date, there are five ways you can vote:

Method	Process for Voting
By Internet	You may vote over the Internet by going to www.iproxydirect.com/DPDM and entering your Control ID and following the instructions for voting.
By Telephone	You may vote by telephone by calling 1-866-752-VOTE (8683) and following the recorded instructions. If you vote by telephone, you will also need your Control ID referred to above.
By Fax	You may vote by fax by filling out the proxy card and faxing to 202-521-3464.
By Mail	You may vote by mail by filling out the proxy card and returning it in the enclosed envelope.
In Person	You may vote in person at the Special Meeting.

If you are a beneficial owner of shares, you must follow the voting procedures of your nominee included with your proxy materials.  If your shares are held by a nominee and you intend to vote at the Special Meeting, please bring with you evidence of your ownership as of the Record Date (such as a letter from your nominee confirming your ownership or a bank or brokerage firm account statement).

Q:           What is the difference between a stockholder of record and a beneficial owner?

A:           If your shares are registered directly in your name with the Company’s transfer agent, Nevada Agency and Transfer Company, you are considered the “stockholder of record” with respect to those shares.

If your shares are held by a brokerage firm, bank, trustee or other agent, which we refer to as a nominee, you are considered the “beneficial owner” of shares held in street name.  As the beneficial owner, you have the right to direct your nominee on how to vote your shares by following its instructions for voting by internet, telephone, fax or the voting instruction card included in the enclosed proxy materials.

Q:           What constitutes a quorum, and why is a quorum required?

A:           We are required to have a quorum of stockholders present to conduct business at the Special Meeting.  The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote on the record date will constitute a quorum, permitting us to conduct the business of the Special Meeting.  Proxies received but marked as “ABSTAIN” or “WITHHOLD”, if any, and broker non-votes (described below), if applicable, will be included in the calculation of the number of shares considered to be present at the Special Meeting for quorum purposes.  If a quorum is not present, we will be forced to reconvene the Special Meeting at a later date.

Q:           What am I being asked to vote on?

A:           At the Special Meeting you will be asked to vote on the following two proposals.  Our Board recommendation for each of these proposals is set forth below.

Proposal	Board Recommendation
To elect five directors to hold office until the 2015 Annual Meeting of the Stockholders or until their successors are elected and qualified.	FOR
To approve a proposal to change our state of incorporation from Nevada to Florida (the “Reincorporation Proposal”).	FOR

Q:           What is the Reincorporation Proposal?

A:           We are asking you to approve a proposal to change our state of incorporation from Nevada to Florida.  If approved, the Reincorporation will be accomplished by conversion to a Florida corporation as provided by Nevada law and, simultaneously, by domestication as a Florida corporation as provided by Florida law.  As a result of the conversion and domestication the Company will become a Florida corporation and will no longer be a Nevada corporation.  To review the details of the proposed Reincorporation, see “Proposal 2 – Change of the Company’s State of Incorporation from Nevada to Florida” beginning on page 18.

Q:           Why is the Company undertaking the Reincorporation?

A:           We are undertaking the Reincorporation because our business operations and executive officers are located in Florida and we have no operations or connections to Nevada.  Because we have no nexus to Nevada and significant ties to Florida, the Board believes it is in the best interest of the Company to reincorporate in Florida.

Q:           What will be the effects of the Reincorporation on the Company and on my rights as a stockholder?

A:           The Reincorporation will not result in any change in location of the Company’s offices, business operations, jobs, management, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation), or officers and directors of the Company.  In addition, your rights or percentage ownership as a stockholder will not be altered in any way.  Upon completion of the Reincorporation, each outstanding share of our common stock and each outstanding share of our Series A convertible preferred stock will automatically be converted into one share of common stock and one share of Series A convertible preferred stock, as applicable, of the domesticated entity.  For a full discussion of the effects of the Reincorporation on the Company and on your rights as stockholder, see “Proposal 2 – Change of the Company’s State of Incorporation from Nevada to Florida” beginning on page 18.

Q:           What happens if additional matters are presented at the Special Meeting?

A:           Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting.  If you grant a proxy, the proxy holder, Mr. William O’Dowd, IV, will not vote your shares on any additional matters presented for a vote at the Special Meeting.

Q:           How many votes are needed to approve each proposal?

Proposal	Description of Votes Needed
Proposal 1: Election of five director nominees
The five nominees for election as directors will be elected by a “plurality” of the votes cast at the meeting.  This means that the five nominees who receive the highest number of “FOR” Votes will be elected as the directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified, even if those nominees do not receive a majority of the votes cast.  Withhold votes will not be counted as votes cast either for or against the election of a director and will have no effect on the results of the election of directors, although they will be considered present for the purpose of determining the presence of a quorum.

Proposal 2: The Reincorporation
Approval of a resolution to change our state of incorporation from Nevada to Florida requires a majority of the votes outstanding and entitled to be cast to be voted “FOR” this proposal.  Abstentions will have the same effect as if you voted “AGAINST” Proposal 2, although they will be considered present for the purpose of determining the presence of a quorum

Q:           What if I sign and return my proxy without making any selections?

A:           If you sign and return your proxy without making any selections, your shares will be voted “FOR” Proposals 1 and 2.

Q:           What if I am a beneficial stockholder and I do not give the nominee voting instructions?

A:           If you are a beneficial stockholder and your shares are held in the name of a broker, the broker has the authority to vote shares for which you do not provide voting instructions only with respect to certain “routine” matters.  A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular matter because the nominee does not have discretionary voting authority for that matter and has not received instructions from the beneficial owner of the shares.  Broker non-votes are included in the calculation of the number of votes considered to be present at the Special Meeting for purposes of determining the presence of a quorum.  The Proposals described in this proxy statement do not relate to “routine” matters.  As a result, a broker will not be able to vote your shares with respect to Proposals 1 and 2 absent your voting instructions.  Because there are no routine matters to be voted upon, we do not currently contemplate any broker non-votes being included for purposes of determining a quorum.

Q:           Can I change my vote after I have delivered my proxy?

A:           Yes.  If you are a stockholder of record, you may revoke your proxy at any time before its exercise by:

●	Written notice to Mirta A. Negrini at Dolphin Digital Media, Inc., 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, FL 33134; or

●	Executing and delivering to Ms. Negrini a proxy with a later date (which may be done by internet, phone, fax, mail or attending the Special Meeting and voting in person).

If you are a beneficial stockholder, you must contact your nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Special Meeting.

Q:           What does it mean if I receive more than one proxy card?

A:           If you receive more than one proxy card, it means that you hold shares of the Company in more than one account.  To ensure that all your shares are voted, sign and return each proxy card.  Alternatively, if you vote by internet, telephone or fax, you will need to vote once for each proxy card you receive.

Q:           Who can attend the Special Meeting?

A:           Only stockholders and our invited guests are invited to attend the Special Meeting.  To gain admittance, you must bring a form of personal identification to the Special Meeting, where your name will be verified against our stockholder list.  If a broker or nominee holds your shares and you plan to attend the Special Meeting, you should bring a recent brokerage statement showing your ownership of the shares as of the Record Date or a letter from the broker or nominee confirming such ownership, and a form of personal identification.

Q:           If I plan to attend the Special Meeting, should I still vote by proxy?

A:           Yes.  Casting your vote in advance does not affect your right to attend the Special Meeting.

Q:           Where can I find voting results of the Special Meeting?

A:           We will announce the results for the proposals voted upon at the Special Meeting and publish final detailed voting results in a Form 8-K filed within four business days after the Special Meeting.

Q:           Who should I call with other questions?

A:           If you have additional questions about this proxy statement or the Special Meeting or would like additional copies of this proxy statement or the enclosures herein, please contact:  Dolphin Digital Media, Inc., 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, FL 33134, Attention:  Mirta A. Negrini, Telephone:  (305) 774-0407.

PROPOSAL 1 – ELECTION OF DIRECTORS

Under our Bylaws, directors are elected at annual meetings or until their successors are elected and qualified.  Our current directors are William O’Dowd, IV and Michael Espensen.  The Board of Directors recommends that Messrs. O’Dowd and Espensen be nominated for re-election, and that Nelson Famadas, Mirta A. Negrini and Nicholas Stanham be nominated as new board members, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified, and each has consented to serve.

We believe that each of these individuals possesses the experience, skills and qualities to fully perform his or her duties as a director and contribute to our success.  As more specifically described in the biographies set forth below, our directors and director nominees possess relevant knowledge and experience, industry-specific and otherwise, in the family entertainment, Internet networking, legal, and business fields, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy.  In addition, our directors were nominated because each is of high ethical character, accomplished in his or her field with solid credentials and recognition, has the ability to exercise sound business judgment, and is able to dedicate sufficient time to fulfilling his or her obligations as a director.  Each director’s and director nominee’s principal occupation and other pertinent information about particular experience, qualifications, attributes and skills that led the Board to conclude that such person should serve as a director, is described below.

William O’Dowd, IV, 45, has served as our Chief Executive Officer and Chairman of the Board of Directors since June 2008.  Mr. O’Dowd founded Dolphin Entertainment, Inc. in 1996 and has served as its President since that date.  Dolphin Entertainment is an entertainment company specializing in children’s and young adult’s live-action programming.  In July 2011 the Company purchased from Dolphin Entertainment, Inc. an exclusive option to acquire certain rights in and to the script for a motion picture.

Qualifications.  The Board nominated Mr. O’Dowd based on his significant industry experience including having founded Dolphin Entertainment, a leading entertainment company specializing in children’s and young adult’s live-action programming.

Michael Espensen, 63, has served as a Director of the Company since June 2008.  From 2009 to 2014, Mr. Espensen served as Chief Executive Officer of Keraplast Technologies, LLC (“Keraplast”), a private multi-million dollar commercial-stage biotechnology company.  From 2009 to present, Mr. Espensen has also served as Chairman of the Board of Keraplast.  While serving as Chief Executive Officer, Mr. Espensen was responsible for overseeing and approving Keraplast’s annual budgets and financial statements.  Mr. Espensen is also a producer and investor in family entertainment for television and feature films.   Between 2006 and 2009, Mr. Espensen was Executive or Co-Executive Producer of twelve made-for-television movies targeting children and family audiences.  As Executive Producer, he approved production budgets and then closely monitored actual spending to ensure that productions were not over budget.  Mr. Espensen has also been a real estate developer and investor for over thirty years.

Qualifications.  The Board nominated Mr. Espensen to serve as a director of the Board because of his business management and financial oversight experience both as the current Chairman and former Chief Executive Officer of a multi-million dollar company and as a former Executive Producer in the made-for-television movie industry, as well as his valuable knowledge of our industry.

Nelson Famadas, 42, has served as the Senior Vice President of National Latino Broadcasting (“NLB”) since July 2011.  NLB is an independent Hispanic media company that owns and operates two satellite radio channels on SiriusXM.  Mr. Famadas is responsible for all sales, operations, programming, and marketing efforts at NLB.  From July 2010 to March 2012, Mr. Famadas served as our Chief Operating Officer, where he was responsible for daily operations including public filings and investor relations.  Mr. Famadas began his career at MTV Networks, specifically MTV Latin America, ultimately serving as New Business Development Manager.  From 1995 through 2001, he co-founded and managed Astracanada Productions, a television production company that catered mostly to the Hispanic audience, creating over 1,300 hours of programming.  As Executive Producer, he received a Suncoast EMMY in 1997 for Entertainment Series for A Oscuras Pero Encendidos.  From 2002 through 2009, Mr. Famadas served as President of Gables Holding, a fully-diversified real estate development company.

Qualifications.  The Board nominated Mr. Famadas to serve as a director of the Board because of his significant prior management experience as a co-founder and former manager of a television production company, as well as his current management experience with a broadcasting company.

Mirta A. Negrini, 50, has served as our Chief Financial and Operating Officer since October 2013.  Ms. Negrini has over thirty years of experience in both private and public accounting.  Immediately prior to joining the Company, she served since 1996 as a named partner in Gilman & Negrini, P.A., an accounting firm of which Dolphin Digital Media, Inc. was a client.  Ms. Negrini is a Certified Public Accountant licensed in the State of Florida.

Qualifications.  The Board nominated Ms. Negrini to serve as a director of the Board because of her significant accounting experience gained as a named partner at an accounting firm of which the Company was a client prior to Ms. Negrini’s employment.

Nicholas Stanham, Esq., 46, is a founding partner of R&S International Law Group, LLP in Miami, Florida, which was founded in January 2008.  His practice is focused primarily in real estate and corporate structuring.  Mr. Stanham has approximately 20 years of experience in real estate purchases and sales of residential and commercial properties.  Since 2004, Mr. Stanham has been a member of the Christopher Columbus High School Board of Directors.  In addition, he serves as a director of ReachingU, a foundation that promotes initiatives and supports organizations that offer educational opportunities to Uruguayans living in poverty.

Qualifications.  The Board nominated Mr. Stanham to serve as a director of the Board because of his experience as a founding partner at a law firm as well as his business management experience at that firm.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” each of the director nominees.

CORPORATE GOVERNANCE

Controlled Company

Our Chief Executive Officer, Mr. O’Dowd controls a majority of the voting power of our outstanding common stock.  As a result, we would be a “controlled company” if our shares were listed under the NASDAQ stock market (“NASDAQ”) corporate governance standards.   As a controlled company, exemptions under the standards would free us from the obligation to comply with certain corporate governance requirements, including the requirements:

●	that a majority of our Board of Directors consists of “independent directors,” as defined under the rules of the NASDAQ;

●
that we have, to the extent applicable, a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	for an annual performance evaluation of the nominating and governance committees and compensation committee.

If our shares were listed on NASDAQ, we would fall within the “controlled company” exception which does not require us to have a corporate governance, nominating or compensation committee.  These exemptions do not modify the independence requirements for an audit committee.  We plan to comply with the requirements of Rule 10A-3 of the Exchange Act and have an audit committee comprised of independent directors.

Board Leadership Structure and Role in Risk Oversight

Our Board has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination in a manner it deems most appropriate for the Company.  Currently, the Company combines the positions of Chief Executive Officer and Chairman of the Board.  We believe that the combined role of Chief Executive Officer and Chairman of the Board promotes strategy development and execution.  Mr. O’Dowd currently serves as Chief Executive Officer and Chairman of the Board.  We believe Mr. O’Dowd is suited to serve both roles, because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.  Currently, the Board does not perform a risk oversight function.

Meetings

During the last fiscal year, the Board of Directors held a total of three telephonic meetings.  Each incumbent director participated in all of the telephonic meetings of the Board held during the period in which he was a director.  It is the policy of the Board of Directors to encourage its members to attend the Company’s Annual Meeting of Stockholders when held.  The Company did not hold an Annual Meeting of Stockholders in the prior year.

Director Independence

We are not listed on a national securities exchange; however, we have elected to use the definition of independence under the NASDAQ listing requirements in determining the independence of our directors and nominees for director.  In September 2014, the Board undertook a review of director independence, which included a review of each director and director nominee for director’s response to questionnaires inquiring about any relationships with us.  This review was designed to identify and evaluate any transactions or relationships between a director or any member of his immediate family and us, or members of our senior management or other members of our Board of Directors, and all relevant facts and circumstances regarding any such transactions or relationships.  Based on its review, the Board determined that Messrs. Espensen and Stanham are independent.

Board Committees

In the past, our Board of Directors did not appoint an audit committee, compensation committee or nominating committee.  The roles and responsibilities of an audit committee, compensation committee and nominating committee were conducted by the full Board.  The Board plans to form an Audit Committee comprised of the following independent directors following its election:

Michael Espensen – Chair

Nicholas Stanham – Member

The Board has adopted an Audit Committee Charter setting forth the responsibilities of the Audit Committee which can be found at our website at www.dolphindigitalmedia.com.  Pursuant to its charter, the Audit Committee will be responsible for establishing our audit policies, selecting our independent auditors and overseeing the engagement of our independent auditors.  The proposed Audit Committee Chairman will report on Audit Committee actions and recommendations at Board of Directors meetings.  The Board of Directors has determined that each member of the Audit Committee meets the independence requirements under NASDAQ’s Marketplace Rules and the enhanced independence standards for audit committee members required by the SEC.  In addition, the Board has determined that Mr. Espensen meets the requirements of an audit committee financial expert under the rules of the Securities and Exchange Commission (the “SEC”).

Code of Ethics

        We plan to periodically revise our Code of Ethics to reflect best corporate governance practices and changes is applicable rules.

The Board of Directors adopted our Amended and Restated Code of Ethics for Senior Financial Officers (“Code of Ethics”) on October 29, 2014. We plan to periodically revise our Code of Ethics to reflect best corporate governance practices and changes in applicable rules.  Our Code of Ethics sets forth standards of conduct applicable to our Chief Executive Officer and our Chief Financial and Operating Officer to promote honest and ethical conduct, proper disclosure in the Company’s periodic filings, and compliance with applicable laws, rules and regulations.  Our Code of Ethics is available to view at our website, www.dolphindigitalmedia.com, under the Investor Relations section.  We intend to provide disclosure of any amendments or waivers of our Code of Ethics on our website within four business days following the date of the amendment or waiver.

Certain Relationships and Related Transactions

Pursuant to his employment agreement, any compensation due to Mr. O’Dowd and unpaid and accrued by us will accrue interest on the principal amount at a rate of 10% per annum from the date it becomes due until it is paid.  As of June 30, 2014, we had $1,625,000 of compensation outstanding to Mr. O’Dowd and $252,095 of accrued interest owing on that outstanding compensation.

Effective April 1, 2013, we entered into an agreement with a company, which is fully, indirectly owned by Mr. O’Dowd.  Pursuant to this agreement, we will render management services and provide office space to the company.  We are paid an annual fee of $2,000,000 for our services during the term of the agreement, which runs from April 1, 2013 through December 31, 2014.  We recorded $1.5 million in revenue related to this agreement for the year ended December 31, 2013.

On December 31, 2011, we executed an unsecured Revolving Promissory Note in favor of Mr. O’Dowd in the amount of $2,120,623 with an interest rate of 10% per annum.  Mr. O’Dowd has the right at any time to demand that all outstanding principal and accrued interest be repaid with a ten day notice to us.  During the year ended December 31, 2013, Mr. O’Dowd loaned us $2,500,000 and was repaid $238,000 of principal and $202,897 of interest.  There were no loans or repayments made during the year ended December 31, 2012.  During the years ended December 31, 2013 and 2012, $390,263 and $229,932, respectively, was expensed in interest.  We recorded accrued interest of $417,298 and $229,932 on our Consolidated Balance Sheets as of December 31, 2013 and 2012, respectively.  As of June 30, 2014, the principal amount of the loan increased to $4,122,623, with accrued interest of $628,908.

On July 15, 2011, we entered into an agreement with Dolphin Entertainment, Inc., a company owned by Mr. O’Dowd, to purchase, for $125,000, an exclusive option to acquire certain rights in and to the script for a motion picture.  As of December 31, 2011, the purchase price of $125,000 was recorded in Other Current Liabilities in the accompanying Consolidated Balance Sheet.  We paid in full this purchase price of $125,000 during 2012.

On June 23, 2008, the Company acquired Dolphin Digital Media, a company owned by Mr. O’Dowd.  Dolphin Digital Media was the grantee of an exclusive ten-year worldwide license from Dolphin Entertainment, dated as of the date of the closing of the acquisition, to use Dolphin Entertainment’s family entertainment brand properties.  In connection with the acquisition, we issued to Mr. O’Dowd that number of shares of our common stock constituting 51% of our issued and outstanding common stock and we granted to Mr. O’Dowd certain anti-dilution protection for five (5) years from the date of the acquisition to maintain his 51% ownership any time that we issue additional shares to a party other than Mr. O’Dowd, or upon the exercise by any such party of options, warrants, notes or other securities exercisable or exchangeable for, or convertible into, any share of our common stock.  During 2012, Mr. O’Dowd was issued 17,701,365 shares related to this agreement and agreed to terminate any further liability related to this agreement.  As such, no shares related to this agreement were issued to Mr. O’Dowd during 2013.

During 2012 and from January 1, 2013 through September 30, 2013, we had an arrangement with Gilman & Negrini, P.A., an accounting firm of which Ms. Negrini is a 50% owner.  Pursuant to our previous arrangement, Ms. Negrini provided accounting services to the Company, and we paid to Gilman & Negrini, P.A., for the period January 1, 2013 through September 30, 2013, fees of $64,125.

On December 31, 2011, the Company executed an unsecured Promissory Note in favor of Mr. Espensen in the amount of $104,612 bearing interest at 10% per annum and payable on demand.  On the same day, the Company issued a payment in the amount of $14,612 to reduce the principal.  The Company completed making payments of principal and interest in August 2014 and paid $104,612 in principal and $16,389 of interest over the life of the loan.

On September 13, 2012, T Squared Investments, LLC (“T Squared”) executed an amendment to a Preferred Stock Purchase agreement originally dated October 4, 2007, waiving T Squared’s right to consent prior to the Company’s issuance of any common stock below the existing conversion price as defined in the agreement.  In return, we extended the expiration date of Warrant “E”, which is for 7,000,000 shares of common stock, to September 13, 2015 and we issued to T Squared Warrant “F”, which is for 7,000,000 shares of our common stock, with an exercise price of $0.25 per share.  T Squared can continually pay us an amount of money to reduce the exercise price of Warrant “F” until such time as the exercise price of Warrant “F” is effectively $0.0001 per share.  At such time, T Squared will have the right to exercise Warrant “F” via a cashless provision.  T Squared did not make any payments during the years ended December 31, 2013 and 2012 to reduce the exercise price of the warrants.  We recorded the fair value of the extension of the expiration period and the additional warrants as a deemed dividend as it was only offered to the preferred stockholders.  The fair value of the warrants was estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:  expected dividend yield 0%, volatility 67.8%, risk free interest rate of 32% and expected warrant life of 36 months.  The fair value was calculated as $93,019 for the new warrants and $93,016 for the extension of the expiration date of Warrant “E” and was recorded in additional paid in capital.  T Squared may not exercise such warrant if post the exercise, T Squared would be above a 9.99% ownership level of the Company.

Director Compensation

During 2014 we did not pay either of our directors any compensation in connection with their service on our Board of Directors.  We do not plan, in 2015, to pay any of our directors for such service.

Involvement in Certain Legal Proceedings

No director or director nominee is a party to any legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Arrangements

No director or director nominee has an arrangement or understanding between the director or director nominee and any other person (other than an understanding with directors or officers of the Company acting solely in their capacity as such) pursuant to which such individual was selected as a director or nominee.  In addition, there are no family relationships between any of our directors, director nominees or executive officers.

EXECUTIVE COMPENSATION

The following table presents summary information for the fiscal years ended December 31, 2013 and 2012 concerning compensation earned for services rendered in all capacities by our Chief Executive Officer and our Chief Financial Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Total ($)
William O’Dowd, IV, (1)	2013	$250,000	$—	$250,000
Chairman and Chief Executive Officer	2012	$250,000	$1,000,000	$1,250,000

Nelson Famadas, (2)	2013	$—	$—	$—
Chief Operating Officer	2012	$—	$—	$—

Mirta A. Negrini, (3)	2013	$37,500	$—	$37,500
Chief Financial and Operating Officer	2012	$—	$—	$—

(1)The Company entered into an employment agreement with its Chief Executive Officer, Mr. O’Dowd effective January 1, 2012. Per the terms of the agreement, the Company accrued $250,000 and $1,250,000 for compensation for the years ended December 31, 2013 and 2012, respectively. Mr. O’Dowd did not receive any payments related to this compensation.
(2)Appointed Chief Operating Officer effective July 1, 2010. Mr. Famadas resigned all positions with the Company on March 27, 2012. Mr. Famadas did not receive any compensation from January 1, 2012 to the date of his resignation on March 27, 2012. However, Mr. Famadas received in 2012 payment in the amount of $16,500 that was accrued and owing to him for his employment services in 2011.
(3)The Company appointed Ms. Negrini as Chief Financial and Operating Officer effective October 21, 2013 at an annual salary of $150,000.

Outstanding Equity Awards at Fiscal Year-End

None of the executive officers named in the table above had any outstanding equity awards as of December 31, 2013 and 2012.

Employment Agreements

William O’Dowd

On September 7, 2012, the Company entered into an employment agreement with our Chief Executive Officer, Mr. O’Dowd.  The employment agreement was effective January 1, 2012 and for an initial term of three years, with a two year renewal at the option of Mr. O’Dowd.  Pursuant to the agreement, Mr. O’Dowd will receive annual compensation of $250,000.  In addition, Mr. O’Dowd is entitled to an annual discretionary bonus as determined by our Board of Directors.  Mr. O’Dowd waived his right to receive any annual discretionary bonus for the years ended 2013.  Mr. O’Dowd is eligible to participate in all of our benefit plans offered to our employees.  Mr. O’Dowd received a signing bonus of $1,000,000 as consideration for entering into the agreement and waiving any claim to compensation for services rendered prior to the agreement.  As discussed earlier, any compensation due to Mr. O’Dowd under the agreement and unpaid and accrued by us will accrue interest on the principal amount at a rate of 10% per annum from the date of the agreement until it is paid.

Our employment agreement with Mr. O’Dowd provides for severance payments under certain circumstances.  The material terms of the severance provisions are as follows:

Termination by the Company for Cause

In the event of a termination for Cause, Mr. O’Dowd shall receive base salary and benefits through the date of termination only, together with any bonus that has been earned as of that date.  “Cause” is defined as:

(1) a material violation of any of the material provisions of the employment agreement, or the material rules, policies, and/or procedures of the Company, or commission of any material act of fraud, misappropriation, breach of fiduciary duty or theft against or from the Company, if such violation is not cured as soon as is reasonably practical, and in any event within sixty (60) days after written notice from the Company.

(2) a material violation of any law, rule or regulation of a governmental authority or regulatory body with jurisdiction over the Company or Mr. O’Dowd relative to the conduct of Mr. O’Dowd in connection with the Company’s business or its securities, if such material violation is not cured as soon as is reasonably practical, and in any event within sixty (60) days after written notice from the Company.

(3) the conviction of Mr. O’Dowd of a felony under the laws of the United States of America or of any state.

Termination by the Company Other than for Cause

The Company may terminate Mr. O’Dowd’s employment in its sole discretion at any time; provided, however, that in the event such termination is not due to death, disability or Cause, as each is defined in the employment agreement, the Company may terminate the employment agreement upon three (3) months’ prior written notice.  If Mr. O’Dowd is terminated other than for Cause, he will be entitled to receive any bonus that he earned as of the date of termination, plus base salary only (i.e. no fringe benefits, additional bonus, or other compensation) for the one year period following termination.

Voluntary Termination

If Mr. O’Dowd voluntarily terminates his employment, he shall receive base salary and benefits through the date of termination only, together with any bonus that he earned as of that date.

Change in Control

If, within one year after a Change in Control the Company terminates Mr. O’Dowd’s employment with the Company other than for cause, or if Mr. O’Dowd voluntarily terminates his employment, Mr. O’Dowd will receive:

(1) an amount equal to the sum of (A) his aggregate base salary (at the rate most recently determined) for a period equal to the remainder of the term (the “Severance Period”), and (B) an amount equal to the greater of (i) his bonus payment for the year preceding the date of termination, and (ii) the annual average of his bonus payment during the two (2) years immediately preceding the date of termination, in a lump sum within 30 days after the date of termination.

(2) any and all benefits accrued under any incentive plans and benefit plans to the date of his termination.  The amount, form and time of payment of such benefits shall be determined by the terms of such incentive plans and benefit plans, and for purposes of such plans, Mr. O’Dowd’s employment shall be deemed to have terminated by reason of retirement.

(3) continued coverage under health, dental, disability, accident and life insurance plans or arrangements made available by the Company in which he or his dependents were participating immediately prior to the date of his termination as if he continued to be an employee of the Company, provided that, if participation in any one or more of such plans and arrangements is not possible under the terms thereof, the Company will provide substantially identical benefits.

“Change in Control” is defined as (i) the ownership by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, other than Mr. O’Dowd, of more than 40% of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”), (ii) the effective time of (a) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger hold less than 80% of the Voting Stock of the surviving or resulting corporation, or (b) a transfer of all or substantially all of the property of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock, or (iii) the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (a) three independent directors or (b) directors constituting a majority of the number of directors of the Company then in office.

Mr. O’Dowd’s employment agreement also contains non-compete and non-disclosure provisions.

Mirta Negrini

On October 21, 2013, the Company appointed Ms. Negrini as its Chief Financial and Operating Officer, at an annualized salary of $150,000.   The terms of Ms. Negrini’s employment do not provide for any payments in connection with her resignation, retirement or other termination, or a change in control, or a change in her responsibilities following a change in control.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

On May 30, 2014, the Board engaged BDO USA, LLP (“BDO”) as its independent registered public accounting firm beginning with the year ended December 31, 2013.  Crowe Horwath, LLP (“Crowe”) served as the Company’s independent registered public accounting firm for the years ended December 31, 2012 and 2011.

On May 29, 2014, the Company advised Crowe that its Board of Directors was dismissing Crowe as the Company’s independent registered public accounting firm.  During the years ended December 31, 2011 and 2012 and through May 29, 2014, there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Crowe’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods; or “reportable events”, as defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of Crowe on the Company’s consolidated financial statements for the years ended December 31, 2011 and 2012 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle, except to the extent that such reports contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern due to a deficit in working capital and the incurring of significant losses.

The following table shows the fees that we were billed for audit and other services provided by our independent auditors for the periods set forth.

	Year Ended 12/31/2013	Year Ended 12/31/2012
Audit Fees(1)	$102,000	$124,450
Audit-Related Fees	—	—
Tax Fees(2)	—	14,000
Other	—	—
Total	$102,000	$138,450

(1)
Audit Fees includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with engagements for those fiscal years.  For the year ended December 31, 2012 there is an additional $49,250 in fees related to consultation on the accounting treatment for the anti-dilution derivative instrument.

(2)
Tax Fees consists of fees billed for professional services rendered by the independent auditors for tax compliance and advice.  These services include assistance regarding federal, state and international tax compliance and assistance with tax reporting requirements and audit compliance.  During 2013, the Company continued to use Crowe for tax compliance and assistance with tax reporting requirements and audit compliance.

The Board reviews, and in its sole discretion pre-approves, our independent auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the independent auditors.  Accordingly, all services described under “Audit Fees” and “Tax Fees” were pre-approved by our Board.  The Board may not engage the independent auditors to perform non-audit services proscribed by law or regulation.

We expect a representative of BDO to attend the Special Meeting.  The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Audit Committee Report

As previously mentioned, we currently do not have an audit committee; however, our Board of Directors performs the principal functions of an audit committee.  The following is the report of the Board of Directors with respect to the Company’s audited financial statements for the year ended December 31, 2013.  The Board has discussed with BDO, its independent registered public accounting firm, the matters required to be discussed by the Statement on Public Company Accounting Oversight Board Auditing Standard No. 61.  The Board has discussed with BDO its independence and has received the written disclosures and the letter from BDO required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Board concerning independence.  Based on the review and discussions described above, the Board approved the inclusion of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

The Board of Directors William O’Dowd, IV Michael Espensen

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above shall not be incorporated by reference into this proxy statement.

PROPOSAL 2 – CHANGE OF THE COMPANY’S STATE OF INCORPORATION FROM NEVADA TO FLORIDA

In this section of the proxy statement, we sometimes refer to the Company as a Nevada corporation before reincorporation as “Dolphin Nevada” and the Company as a Florida corporation after reincorporation as “Dolphin Florida.”

The Board of Directors has unanimously approved and recommends to our stockholders this proposal to change the Company’s state of incorporation from Nevada to Florida (the “Reincorporation”).  If our stockholders approve this proposal, we will accomplish the Reincorporation by conversion in Florida as provided in the Nevada Revised Statutes, as amended (the “NRS”) and domestication as a Florida corporation as provided in the Florida Business Corporation Act of the State of Florida, as amended (the “FBCA”).

Summary

Assuming that shareholder approval of this proposal is obtained and the Reincorporation becomes effective:

●
the affairs of the Company will cease to be governed by Nevada corporation laws, the affairs of the Company will become subject to Florida corporation laws, and the Company’s existing Articles of Incorporation and existing Bylaws will be replaced by new Articles of Incorporation and new Bylaws, as more fully described below;

●
Dolphin Florida will (i) be deemed to be the same entity as Dolphin Nevada for all purposes under the laws of Florida, (ii) continue to have all of the rights, privileges and powers of Dolphin Nevada, except for such changes that result from being subject to Florida law and becoming subject to the Dolphin Florida Articles of Incorporation and Dolphin Florida Bylaws (iii) continue to possess all of the properties of Dolphin Nevada, and (iv) continue to have all of the debts, liabilities and obligations of Dolphin Nevada;

●
each outstanding share of Dolphin Nevada common stock will continue to be an outstanding share of Dolphin Florida common stock, and each outstanding option, warrant or other right to acquire shares of Dolphin Nevada common stock will continue to be an outstanding option, warrant or other right to acquire shares of Dolphin Florida common stock;

●
each outstanding share of Dolphin Nevada preferred stock will continue to be an outstanding share of Dolphin Florida preferred stock, and each outstanding option, warrant or other right to acquire shares of Dolphin Nevada preferred stock will continue to be an outstanding option, warrant or other right to acquire shares of Dolphin Florida preferred stock;

●	each employee benefit plan and the Incentive Compensation Plan of Dolphin Nevada will continue to be an employee benefit plan and the Incentive Compensation Plan of Dolphin Florida; and

●	each director or officer of Dolphin Nevada will continue to hold his or her respective office with Dolphin Florida.

General Information

The Board of Directors has adopted a plan of conversion substantially in the form attached as Annex A to this proxy statement (the “Plan of Conversion”) to accomplish the Reincorporation.  Assuming that stockholder approval of this proposal is obtained, the Company intends to file with the Nevada Secretary of State articles of conversion (the “Dolphin Nevada Articles of Conversion”) and intends to file with the Florida Secretary of State (i) a certificate of domestication (the “Dolphin Florida Certificate of Domestication”) and (ii) articles of incorporation, which will govern the Company as a Florida corporation, substantially in the form attached as Exhibit A-1 to the Plan of Conversion (the “Dolphin Florida Articles of Incorporation” or “Dolphin Florida Articles”).  In addition, assuming that stockholder approval of this proposal is obtained and the Dolphin Nevada Articles of Conversion, Dolphin Florida Certificate of Domestication and Dolphin Florida Articles of Incorporation are filed, the Bylaws substantially in the form attached as Exhibit A-2 to the Plan of Conversion will be the Bylaws for Dolphin Florida (the “Dolphin Florida Bylaws”).  Approval of this proposal by our stockholders will constitute approval of the Reincorporation and the Plan of Conversion.  Upon approval of the Reincorporation and the filing of the appropriate documents with the State of Nevada and the State of Florida, the Company will be a Florida corporation governed by the Dolphin Florida Articles of Incorporation and the Dolphin Florida Bylaws.

The Reincorporation will not change the position of the Company or its stockholders under federal securities laws.  Dolphin Florida will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC.

Reasons for the Reincorporation

The Board of Directors believes that reincorporating in Florida would be in the best interest of stockholders because of various governing factors.  Our business operations and executive officers are located in Florida and we have no operations or connections to Nevada.  Because we have no nexus to Nevada and significant ties to Florida, the Board believes it is in the best interest of the Company to reincorporate in Florida.

Changes as a Result of Reincorporation

If this proposal is approved, the Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below in the section entitled “Comparison of the Company’s Stockholders’ Rights Before and After the Reincorporation.”  The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contracts will continue as rights and obligations of Dolphin Florida.  The Reincorporation itself will not result in any change in the Company’s business, jobs, management, number of employees, assets, liabilities or net worth (other than transaction costs incident to the Reincorporation).  Further, the directors and officers of Dolphin Nevada immediately prior to the Reincorporation will continue to be the directors and officers of Dolphin Florida immediately after the Reincorporation, and the subsidiaries of Dolphin Nevada immediately prior to the Reincorporation will continue to be the subsidiaries of Dolphin Florida immediately after the Reincorporation.

The Plan of Conversion

The Reincorporation will be effected pursuant to the Plan of Conversion to be adopted by Dolphin Nevada.  The Plan of Conversion provides that the Company will convert into a Florida corporation and will be subject to all of the provisions of the FBCA.  By virtue of the conversion, all of the rights, privileges and powers of Dolphin Nevada, all property owned by Dolphin Nevada, all debts due to Dolphin Nevada and all causes of action belonging to Dolphin Nevada immediately prior to the conversion will remain vested in Dolphin Florida following the conversion.  In addition, by virtue of the conversion, all debts, liabilities and duties of the Company immediately prior to the conversion will remain attached to Dolphin Florida following the conversion.  Each director and officer of Dolphin Nevada will continue to hold his or her respective office with Dolphin Florida.

If this proposal is approved by our stockholders, the Reincorporation would become effective upon the filing (and acceptance thereof by the Nevada Secretary of State and the Florida Secretary of State, as applicable) of the Dolphin Nevada Articles of Conversion, the Dolphin Florida Certificate of Domestication and the Dolphin Florida Articles of Incorporation.  If this proposal is approved, it is anticipated that the Board of Directors will cause the Reincorporation to be effected as soon as practicable thereafter.  However, the Reincorporation may be delayed by the Board of Directors or the Plan of Conversion may be terminated and abandoned by action of the Board of Directors at any time prior to the effective time of the Reincorporation, whether before or after approval by the Company’s stockholders, if the Board of Directors determines for any reason that such delay or termination would be in the best interests of the Company and its stockholders.

Company stockholders will not be required to exchange their Dolphin Nevada stock certificates for new Dolphin Florida stock certificates.  Following the effective time of the Reincorporation, any Dolphin Nevada stock certificates submitted to the Company for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for Dolphin Florida stock certificates.  Dolphin stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to the Company unless and until requested to do so.

Effect of Not Obtaining the Required Vote for Approval

If we fail to obtain the requisite vote of shareholders for approval of this proposal, the Reincorporation will not be consummated and the Company will continue to be incorporated in Nevada and governed by the NRS, the Company’s existing Articles of Incorporation and the Company’s existing Bylaws.

Description of the Company’s Capital Stock Upon the Effectiveness of the Reincorporation

Assuming that this proposal is approved by our shareholders and the Reincorporation becomes effective, the Company will convert into Dolphin Florida, which will be a corporation incorporated in the State of Florida.  The rights of shareholders of Dolphin Florida will generally be governed by Florida law, the Dolphin Florida Articles of Incorporation and the Dolphin Florida Bylaws.  The following is a description of the capital stock of Dolphin Florida upon the effectiveness of the Reincorporation.  This description is not intended to be complete and is qualified in its entirety by reference to Florida law, including the FBCA, and the full texts of the Dolphin Florida Articles of Incorporation and the Dolphin Florida Bylaws, copies of which are attached as Exhibits A-1 and A-2, respectively, to the Plan of Conversion, which is attached as Annex A to this proxy statement.

Description of Capital Stock

Upon the effectiveness of the Reincorporation, the authorized capital of Dolphin Florida will continue to be 200,000,000 shares of common stock, par value $0.015 per share and 10,000,000 shares of preferred stock, par value $0.001.  Of the preferred stock, 1,042,753 will continue to be designated Series A Convertible Preferred Stock, par value $0.001 per share.   All of the issued and outstanding shares of common stock and preferred stock will remain issued and outstanding upon the effectiveness of the Reincorporation.

Upon the effectiveness of the Reincorporation, the holders of outstanding shares of Dolphin Florida common stock will continue to be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Board of Directors may determine from time to time.  All shares of Dolphin Florida common stock will be entitled to participate ratably with respect to dividends or other distributions.

If Dolphin Florida is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of Dolphin Florida common stock will be entitled to share ratably in all assets of Dolphin Florida available for distribution to Dolphin Florida shareholders after the payment in full of any preferential amounts to which holders of any Dolphin Florida preferred stock may be entitled from time to time.

Holders of Dolphin Florida common stock will continue to be entitled to one vote per share on all matters to be voted upon by shareholders.  Shareholders will continue to not be entitled to cumulate votes in voting for any matter.  There will be no preemption, redemption, sinking fund or conversion rights applicable to Dolphin Florida common stock under the Dolphin Florida Articles of Incorporation or the Dolphin Florida Bylaws.

Changes to Employee Benefit Plans

All of Dolphin Nevada’s employee benefit plans, including the Incentive Compensation Plan, would be continued by Dolphin Florida, and each stock option and equity-based award issued and outstanding pursuant to such plans would automatically be converted into a stock option or equity-based award with respect to the same number of shares of Dolphin Florida, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award.  Approval of the Reincorporation would constitute approval of the assumption of these plans by Dolphin Florida.  Assuming the Reincorporation is approved, Dolphin Florida would continue Dolphin Nevada’s other employee benefit arrangements upon the terms and subject to the conditions currently in effect.

Dissenters’ Rights

The stockholders of the Company will be entitled to dissenters’ rights or appraisal rights as a result of the Reincorporation, pursuant to Chapter 92A (Sections 300 through 500 inclusive) of the Nevada Revised Statutes (“Chapter 92A”).  Sections 300 through 500 of Chapter 92A is set forth in its entirety in Annex B to this proxy statement.  If you wish to exercise your dissenters’ rights or preserve the right to do so, you should carefully review Annex B to this proxy statement.  If you fail to comply with the procedures specified in Chapter 92A in a timely manner, you may lose your dissenters’ rights.  Because of the complexity of those procedures, you should seek the advice of counsel if you are considering exercising your dissenters’ rights.

Stockholders who perfect their dissenters’ rights by complying with the procedures set forth in Chapter 92A will have the fair value of their shares determined by a Nevada state court and will be entitled to receive a cash payment equal to such fair value.  Any such judicial determination of the fair value of shares could be based upon any valuation method or combination of methods the court deems appropriate.

Within 10 days after the Company effects the Reincorporation, the Company will send a written notice (a “Dissenters’ Rights Notice”) to all the stockholders of record who have complied with the procedure set forth in Chapter 92A including NRS 92A.420.  The Dissenters’ Rights Notice will be accompanied by (i) a form for demanding payment from the Company that includes the date of the first public announcement or announcement to the stockholders of the proposed action and requires that the person asserting dissenters’ rights certify whether or not they acquired beneficial ownership of the shares before that date; (ii) a copy of the applicable provisions of Chapter 92A; and (iii) a brief description of the procedures that a stockholder must follow to exercise dissenters’ rights.

In order to maintain eligibility to exercise dissenters’ rights under Chapter 92A, you must take the following actions within 30 days of the date that the Dissenters’ Rights Notice was delivered:  (i) deliver a written demand for payment on the form provided in the Dissenters’ Rights Notice; (ii) certify whether you acquired beneficial ownership of the shares before the date set forth in the Dissenters’ Rights Notice; and (iii) deliver the certificates representing the dissenting shares to the Company.

Within 30 days after receipt of a demand for payment, the Company must pay each dissenter who complied with the provisions of Chapter 92A the amount the Company estimates to be the fair value of such shares.  The payment will be accompanied by the following:  (i) financial statements for the Company for the year ended December 31, 2013 and the most recent interim financial statements; (ii) a statement of the Company’s estimate of the fair value of the shares; and (iii) a statement of the dissenter’s right to demand payment for the difference between the Company’s estimate of the fair value of the shares and the stockholder’s estimate of the fair value of the shares.  If the Company does not deliver payment within 30 days of receipt of the demand for payment, the dissenting shareholder may enforce the dissenter’s rights by commencing an action in Clark County, Nevada or if the dissenting shareholder resides or has its registered office in Nevada, in the county where the dissenter resides or has its registered office.

If a dissenting shareholder disagrees with the amount of the Company’s payment, the dissenting shareholder may, within 30 days of such payment, notify the Company in writing of the dissenting stockholder’s own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate, less any payments made by the Company.

If a demand for payment remains unsettled, the Company must commence a proceeding in the Clark County, Nevada district court within 60 days after receiving the demand.  Each dissenter who is made a party to the proceeding shall be entitled to a judgment in the amount, if any, by which the court finds the fair value of the dissenting shares, plus interest, exceeds the amount paid by the Company.  If a proceeding is commenced to determine the fair value of the Common Stock, the costs of such proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against the Company, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable against the Company if the court finds that (i) the Company did not comply with Chapter 92A or (ii) against either the Company or a dissenting stockholder, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Chapter 92A.

A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, depository or other nominee, must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights of appraisal.  If the shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depository or other nominee, the written demand for dissenters’ rights of appraisal must be executed by or for the record owner.  If shares are owned of record by more than one person, as in joint tenancy or tenancy in common, the demand must be executed by or for all joint owners.  An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal for a shareholder of record, provided that the agent identifies the record owner and expressly discloses, when the demand is made, that the agent is acting as agent for the record owner.  If a shareholder owns shares through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder of such shares.

A record holder, such as a broker, fiduciary, depository or other nominee, who holds shares as a nominee for others, will be able to exercise dissenters’ rights of appraisal with respect to the shares held for all or less than all of the beneficial owners of those shares as to which such person is the record owner.  In such case, the written demand must set forth the number of shares covered by the demand.

The foregoing summary of the rights of dissenting shareholders under Chapter 92A does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise any dissenters’ rights of appraisal available under Chapter 92A.  The preservation and exercise of dissenters’ rights of appraisal require strict adherence to the applicable provisions of Chapter 92A, and the foregoing summary is qualified in its entirety by reference to Annex B to this proxy statement.

Certain Federal Income Tax Consequences

THE FOLLOWING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS.  HOLDERS OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

The Company believes that the Reincorporation from Nevada to Florida will constitute a reorganization within the meaning of Section 368 (a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”).  Assuming that the Reincorporation will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the IRC, and subject to the qualifications and assumptions described in this proxy statement:  (i) holders of our common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of Dolphin Florida’s common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of the common stock converted therefor and (iii) the holding period of the shares of Dolphin Florida’s common stock received in the Reincorporation will include the holding period of the shares of the common stock converted therefor.

Comparison of the Company’s Stockholders’ Rights Before and After the Reincorporation

Because of differences between the NRS and the FBCA, as well as differences between the Company’s governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Company’s stockholders.  Summarized below are the most significant provisions of the NRS and the FBCA, along with the differences between the rights of the stockholders of the Company immediately before and immediately after the Reincorporation that will result from the differences between the NRS and the FBCA and related differences between the Company’s existing Articles of Incorporation and the Company’s existing Bylaws, on the one hand, and the Dolphin Florida Articles of Incorporation and the Dolphin Florida Bylaws, on the other hand.  The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the NRS, the FBCA, the Company’s existing Articles of Incorporation (the “Dolphin Nevada Articles”), the Company’s existing Bylaws (the “Dolphin Nevada Bylaws” and, together with the Nevada Articles, the “Dolphin Nevada Charter Documents”), the Dolphin Florida Articles and the Dolphin Florida Bylaws (together, the “Dolphin Florida Charter Documents”).  You are encouraged to read the Dolphin Nevada Charter Documents and Dolphin Florida Charter Documents in their entirety.  The Florida Charter Documents are attached hereto as Exhibits A-1 and A-2.  The Dolphin Nevada Charter Documents may be obtained through the SEC’s website at www.sec.gov or by requesting them in writing or by telephone from the Company at the following address:  Dolphin Digital Media, Inc., 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, FL 33134, Attention:  Mirta A. Negrini, Telephone:  (305) 774-0407.

Nevada Law and Dolphin Nevada Charter Documents	Florida Law and Dolphin Florida Charter Documents

Amendment of Articles of Incorporation
Under Nevada law, the articles of incorporation of a corporation may be amended if:  (a) the board of directors adopts a resolution setting forth the proposed amendment and either calls a special meeting of the stockholders entitled to vote on the amendment or directs that the proposed amendment be considered at the next annual meeting of the stockholders entitled to vote on the amendment, and (b) unless the articles of incorporation require a larger proportion of the voting power of stockholder, the amendment must be approved by the affirmative vote of holders representing a majority of the voting power and by the affirmative vote of holders representing a majority of each class entitled to vote as a class thereon; provided, however, that if any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment.
The Dolphin Nevada’s Articles are silent with respect to amendments to articles of incorporation.

Under Florida law, except for certain ministerial changes to the articles of incorporation that may be implemented by the corporation’s board of directors without shareholder action, the articles of incorporation may be amended if:  (a) the board of directors recommends the amendment to the shareholders, and (b) unless Florida law, the articles of incorporation or the board of directors requires a greater vote or a vote by voting groups, the number of votes cast in favor of the amendment must exceed the number of votes cast against the amendment; provided, however, that in the event the amendment would create dissenters rights for the shareholders of a particular voting group, the amendment must also be approved by a majority of the votes entitled to be cast on the amendment by the voting group.  Under Florida law, the board of directors may condition its submission of the proposed amendment on any basis.
Florida law also requires that if the amendment would effect an exchange or reclassification of all or a part of the shares of a particular class or series of stock into another class or series of stock, or would effect an exchange or reclassification, or create a right of exchange or reclassification, of all or a part of the shares of another class or series of stock into the shares of a particular class or series of stock, or change the designation, rights, preferences or limitations of all or part of the shares of the class, or otherwise affect the rights of shareholders pursuant to Florida Statutes 607.1004,  then the shareholders of such class or series must also authorize the amendment in order for it to become effective.
The Dolphin Florida Articles with respect to amendments to articles of incorporation will default to Florida law.

Amendment of Bylaws
Under Nevada law, unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may make the bylaws of the corporation.  Unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders.  The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.
The Dolphin Nevada Bylaws provide that the Bylaws can be amended by a majority of all stockholders entitled to vote or by a majority vote of the entire Board of Directors.  The Board of Director can also amend bylaws adopted by stockholder vote.

Under Florida law, a corporation’s bylaws may be amended or repealed by the board of directors unless:  (i) the articles of incorporation or Florida law reserves the power to amend the bylaws generally or a particular bylaw provision exclusively to the shareholders; or (ii) the shareholders, in amending or repealing the bylaws generally or a particular bylaw provision, provide expressly that the board of directors may not amend or repeal the bylaws or that bylaw provision.  In addition, under Florida law, a corporation’s shareholders may amend or repeal the corporation’s bylaws even though the bylaws may also be amended or repealed by the corporation’s board of directors.
The Dolphin Florida Charter Documents with respect to amendments to bylaws will default to Florida law.

Who May Call Special Meetings of Shareholders
Under Nevada law, unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors, any two directors or the president may call a special meeting of the stockholders.
The Dolphin Nevada Bylaws provide that special meetings may be called by the president, the board of directors or the president at the request of the holders of not less than 10 percent of all outstanding shares entitled to vote.

Under Florida law, unless otherwise provided in the articles of incorporation or bylaws, the entire board of directors may call a special meeting of the shareholders.  In addition, a corporation must hold a special meeting of shareholders upon written demand by the holders of not less than 10 percent, unless a greater percentage not to exceed 50 percent is required by the articles of incorporation, of all the votes entitled to be cast on any issue proposed to be considered at the proposed meeting.
The Dolphin Florida Charter Documents will provide that special meetings may be called by a majority of the total number of authorized directors, or by written demand of holders of 40 percent of all votes entitled to be cast on any issue proposed to be considered at the proposed meeting.

Quorum
Under Nevada law, unless the articles of incorporation or bylaws provide for different proportions, the holders of a majority of the voting power present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business.  If voting by a separate class or series of stockholders is required on a particular matter, then, unless the articles of incorporation or bylaws provide for different proportions, a majority of the voting power of the class or series present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business.
The Dolphin Nevada Bylaws provide the Nevada default law.

Under Florida law, unless the articles of incorporation provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.  The articles of incorporation may provide for a greater or lesser quorum requirement, but in no event can a quorum consist of less than one-third of the shares entitled to vote.
The Dolphin Florida Bylaws will default to Florida law.

Shareholder Action
Under Nevada law, unless otherwise required by the articles of incorporation or bylaws, action by the stockholders on any matter, other than the election of directors and certain transactions, is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.  Unless otherwise required by the articles of incorporation or bylaws, if voting by a separate class or series of stockholders is permitted or required on any matter, other than the election of directors and certain transactions, an act by the stockholders of the class or series is approved if a majority of the voting power of a quorum of the class or series votes in favor of the action.  With respect to the election of directors at an annual meeting of stockholders, unless otherwise required by the articles of incorporation or the bylaws, directors are elected by a plurality of the votes cast at the meeting.
The Dolphin Nevada Bylaws provide the default Nevada law.

Under Florida law, except with respect to the election of directors and certain transactions, or unless the articles of incorporation require a greater number of affirmative votes, action on a matter by a voting group is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action.  With respect to the election of directors, unless otherwise provided in the articles of incorporation, or in a bylaw that fixes a greater voting requirement for the election of directors and that is adopted by the board of directors or shareholders of a corporation having shares listed on a national securities exchange at the time of adoption, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.  A bylaw provision or amendment adopted by shareholders that specifies the votes necessary for the election of directors may not be further amended or repealed by the board of directors.
The Dolphin Florida Bylaws with respect to shareholder action will default to Florida law which is similar to Nevada law.

Vote Required For Certain Transactions
Under Nevada law, with certain exceptions, unless the articles of incorporation, the board of directors or the resolution of the board of directors establishing the class or series of stock provide otherwise, or unless the board of directors requires a greater vote or a vote by classes of stockholders, a plan of merger or conversion must be approved by a majority of the voting power of the stockholders.  Notwithstanding the foregoing, the action by the stockholders of the surviving corporation on a plan of merger is not required if:  (a) the articles of incorporation of the surviving corporation will not differ from its articles before the merger, (b) each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger, (c) the number of voting shares issued and issuable as a result of the merger will not exceed 20 percent of the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger, and (d) the number of participating shares issued and issuable as a result of the merger will not exceed 20 percent of the total number of participating shares outstanding immediately before the merger.
Under Nevada law, with certain exceptions, unless the articles of incorporation or the resolution of the board of directors establishing a class or series of stock provide otherwise, or unless the board of directors requires a greater vote, a plan of exchange must be approved by a majority of the voting power of each class and each series of stock to be exchanged pursuant to the plan of exchange.  In addition, unless otherwise provided in the articles of incorporation, a corporation may, by action taken at any meeting of its board of directors, sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions as its board of directors may approve, when and as authorized by the affirmative vote of stockholders holding stock in the corporation entitling them to exercise at least a majority of the voting power.
The Dolphin Nevada Charter Documents are silent with respect to votes required for certain transactions.

Under Florida law, with certain exceptions, unless the articles of incorporation or the board of directors requires a greater vote or a vote by classes, a plan of merger or share exchange must be approved by each class entitled to vote on the plan by a majority of all the votes entitled to be cast on the plan by that class.  In addition, with certain exceptions, unless the articles of incorporation or the board of directors requires a greater vote or a vote by voting groups, a sale, lease, exchange or other disposition of all, or substantially all, of a corporation’s assets (with or without the good will) must be approved by a majority of all the votes entitled to be cast on the transaction.  Notwithstanding the foregoing, unless the articles of incorporation provide otherwise, action by the shareholders of the surviving corporation on a plan of merger is not required if:  (i) the articles of incorporation of the surviving corporation will not differ, subject to certain exceptions, from the articles of corporation in effect prior to the merger, and (ii) each shareholder of the surviving corporation whose shares were outstanding immediately prior to the effective date of the merger or share exchange will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the effective date of the merger.
The Dolphin Florida Bylaws with respect to votes for certain transactions will default to Florida law.

Cumulative Voting
Under Nevada law, the articles of incorporation may provide that at all elections of directors of the corporation each holder of stock possessing voting power is entitled to as many votes as equal the number of his or her shares of stock multiplied by the number of directors to be elected, and that the holder of stock may cast all of his or her votes for a single director or may distribute them among the number to be voted for or any two or more of them, as the holder of stock may see fit.  To exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give written notice to the president or secretary of the corporation that the stockholder desires that the voting for the election of directors be cumulative.  At the meeting, before the commencement of voting for the election of directors, an announcement of the delivery of the notice must be made by the chair or the secretary of the meeting or by or on behalf of the stockholder delivering the notice.
The Dolphin Nevada Articles do not authorize cumulative voting by stockholders.

Under Florida law, shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide.  A statement included in the articles of incorporation that “all or a designated voting group of shareholders are entitled to cumulate their votes for directors,” or words of similar import, means that the shareholders designated are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.
The Dolphin Florida Charter Documents do not authorize cumulative voting by shareholders.

Action by Shareholders Without a Meeting
Under Nevada law, unless otherwise provided in the articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.
The Dolphin Nevada Articles of Incorporation permit stockholder action without a meeting for all matters except the election of directors provided that stockholders having at least a majority of the voting power consent in writing to the action taken.

Under Florida law, unless otherwise provided in the articles of incorporation, any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.
The Dolphin Florida Charter Documents with respect to shareholder action without a meeting will provide the default Florida law.

Appraisal Rights and Dissenters’ Rights
Under Nevada law, subject to certain exceptions, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares, in the event of any of the following corporate actions:
● the consummation of a plan of merger to which the corporation is a constituent entity:  (i) if approval by the stockholders is required for the merger by Nevada law or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger, or (ii) if the corporation is a subsidiary and is merged with its parent;
● the consummation of a plan of conversion to which the corporation is a constituent entity as the corporation whose subject owner’s interests will be converted;
● the consummation of a plan of exchange to which the corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange; or
● any other corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.
● any corporate action not described above that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to certain exceptions.
Notwithstanding the paragraph above, subject to certain exceptions, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise, stockholders have no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series that:  (a) is a “covered security” under Section 18(b)(1)(A) or (B) of the Securities Act, or (b) is traded in an organized market and held by at least 2,000 stockholders, and has a market value of at least $20 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares.  Notwithstanding the foregoing, dissenters’ rights are available to stockholders if the stockholders are required to accept anything other than cash or shares of any class or series of shares of any corporation, or any other proprietary interest of any other entity, in exchange for their shares, provided that the standards set forth in item (a) or (b) in the preceding sentence are satisfied with respect to their shares at the time the corporate action becomes effective.
Under Nevada law, a stockholder properly exercising dissenters’ rights will be entitled to receive cash equal in amount to the fair value of the shares held by such stockholder (as determined by the corporation, the corporation and stockholder together, or by a court) in lieu of the consideration such stockholder would otherwise have received in the transaction.

Under Florida law, subject to certain exceptions, a shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:
● the consummation of certain mergers to which the corporation is a party or conversions of the corporation, in each case if shareholder approval is required;
● the consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange;
● the consummation of a disposition of all or substantially all of the assets of the corporation if the shareholder is entitled to vote on the disposition;
● an amendment of the articles of incorporation with respect to the class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;
● any other amendment to the articles of incorporation, merger, share exchange or disposition of assets to the extent provided by the articles of incorporation, bylaws or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or
● with regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect certain rights of the shareholder with respect to his or her shares.
Notwithstanding the paragraph above, subject to certain exceptions, appraisal rights will not be available with respect to the first four events described above for the holders of shares of any class or series of shares that is:  (a) listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (b) not so listed or designated, but is held by at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial shareholders owning more than 10 percent of such shares.  Notwithstanding the foregoing, appraisal rights will be available to such shareholders if the shareholders are required to accept anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, in exchange for their shares, provided that the standards set forth in item (a) or (b) in the preceding sentence are satisfied with respect to their shares at the time the corporate action becomes effective.
Under Florida law, a shareholder properly exercising appraisal rights will be entitled to receive cash equal in amount to the fair value of the shares held by such shareholder (as determined by the corporation, the corporation and shareholder together, or by a court) in lieu of the consideration such shareholder would otherwise have received in the transaction.

Proxies
Under Nevada law, a proxy executed by a stockholder will remain valid for a period of six months from the date of its creation unless the stockholder specifies in the proxy the length of time for which it is to continue in force, which may not exceed seven years from the date of its creation.

Under Florida law, an appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes.  An appointment is valid for up to eleven months unless a longer period is expressly provided in the appointment.

Inspection of Books, Records and Shareholder Lists
Under Nevada law, any person who has been a shareholder of record of a corporation for at least six months immediately preceding his or her demand, or any person holding, or authorized in writing by the holders of, at least five percent of all of the corporation’s outstanding shares, upon at least five days’ written demand, is entitled to inspect and copy in person or by agent or attorney, during usual business hours, the corporation’s articles of incorporation, bylaws and stock ledger.  The inspection may be denied to a stockholder or other person upon the refusal of the stockholder or other person to furnish to the corporation an affidavit that the inspection is not desired for a purpose which is in the interest of a business or object other than the business of the corporation and that the stockholder or other person has not at any time sold or offered for sale any list of stockholders of any corporation or aided or abetted any person in procuring any such record of stockholders for any such purpose.

Under Florida law, a shareholder is entitled to inspect and copy, upon at least five days’ prior written notice, during regular business hours at the corporation’s principal office:  (a) the articles of incorporation, (b) the bylaws, (c) certain board resolutions relating to the creation of one or more classes or series of shares, (d) the minutes of all shareholders’ meetings and records of all action taken by shareholders without a meeting for the past three years, (e) certain written communications to all shareholders generally or all shareholders of a class or series within the past three years, including certain financial statements furnished for the past three years to the corporation’s shareholders, (f) a list of the names and business addresses of the corporation’s directors and officers, and (g) a copy of the corporation’s most recent annual report delivered to the Florida Department of State.
In addition, under Florida law, a shareholder is entitled to inspect and copy, upon at least five days’ prior written notice, during regular business hours at a reasonable location specified by the corporation:  (a) excerpts from minutes of any meeting of the board of directors, (b) records of any action of a committee of the board of directors, (c) minutes of any meeting of the shareholders, (d) records of action taken by the shareholders or board of directors without a meeting to the extent not subject to inspection under the terms described in the preceding paragraph, (e) accounting records of the corporation, (f) the record of shareholders, and (g) any other books and records of the corporation, provided that the shareholder’s demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect, and the records are directly connected with the shareholder’s purpose, and provided further that the shareholder has not, within two years preceding his or her demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, aided or abetted any person in procuring any list of shareholders for any such purpose, or improperly used any information secured through any prior examination of the records of the corporation or any other corporation.

Number of Directors
Under Nevada law, a corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased.
The Dolphin Nevada Articles provide that the Board of Directors shall be comprised of not less than one person.

Under Florida law, a board of directors must consist of one or more individuals, with the number specified in or fixed in accordance with the articles of incorporation or bylaws.  The number of directors may be increased or decreased from time to time by amendment to, or in the manner provided in, the articles of incorporation or the bylaws.
The Dolphin Florida Articles will provide that the number of directors may be either increased or decreased from time to time in the manner provided in the Bylaws, but shall never be less than one.

Classified Board of Directors
Under Nevada law, a corporation may provide for a classified board of directors in its articles of incorporation or bylaws, provided that at least one-fourth of the directors of the corporation are elected annually.  The articles of incorporation or bylaws may provide for the classification of directors as to the duration of their respective terms of office or as to their election by one or more authorized classes or series of shares, but at least one-fourth in number of the directors of every corporation must be elected annually.  If an amendment reclassifying the directors would otherwise increase the term of a director, unless the amendment is to the articles of incorporation and otherwise provides, the term of each incumbent director on the effective date of the amendment terminates on the date it would have terminated had there been no reclassification.  The Dolphin Nevada Charter Documents do not authorize or provide for a classified board of directors.

Under Florida law, the directors of a corporation may, by the articles of incorporation or an initial bylaw, or by a bylaw adopted by a vote of the shareholders, be divided into one, two, or three classes with the number of directors in each class being as nearly equal as possible.  The term of office of the directors in the first, second and third classes must expire at the annual meeting next ensuing, 1 year thereafter and 2 years thereafter, respectively.  At each annual election held after such classification and election, directors shall be chosen for a full term, as the case may be, to succeed those whose terms expire.  If the directors have staggered terms, then any increase or decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.  The Dolphin Florida Charter Documents do not authorize or provide for a classified board of directors.

Removal of Directors by Shareholders
Under Nevada law, unless the articles of incorporation require a greater vote, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.  In the case of corporations that have provided in their articles of incorporation for the election of directors by cumulative voting, any director or directors who constitute fewer than all of the incumbent directors may not be removed from office at any one time or as the result of any one transaction except upon the vote of stockholders owning sufficient shares to prevent each director’s election to office at the time of removal.  Whenever the holders of any class or series of shares are entitled to elect one or more directors, unless otherwise provided in the articles of incorporation, such director or directors may be removed from office by the vote of the of that class or series representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.
The Dolphin Nevada Charter Documents are silent with respect to the removal of directors by stockholders.

Under Florida law, shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.  If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against his or her removal.  If cumulate voting is not authorized, a director may be removed only if the number of votes cast in favor of removing the director exceeds the number of votes cast in favor of not removing the director.  A director may be removed by the shareholders at a meeting of shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.
The Dolphin Florida Charter Documents with respect to removal of directors by shareholders will provide the Florida default law.

Filling of Vacancies
Under Nevada law, unless the articles of incorporation provide otherwise, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority vote of the remaining directors, through less than a quorum of the board of directors.
The Dolphin Nevada Bylaws with respect to the filling of director vacancies provide the default Nevada law.

Under Florida law, unless the articles of incorporation provide otherwise, all vacancies, including a vacancy from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders.
The Dolphin Florida Bylaws will provide that vacancies may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, or by the shareholders.

Action by Directors Without a Meeting
Under Nevada law, unless otherwise restricted by the articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all of the members of the board or of the committee, as the case may be; provided, however, that such written consent is not required to be signed by:  (a) a common or interested director who abstains in writing from providing consent to the action, or (b) a director who is a party to an action, suit or proceeding who abstains in writing from providing consent to the action of the board of directors or committee.
The Dolphin Nevada Bylaws provide that any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all of the members of the board.

Under Florida law, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or a committee thereof may be taken without a meeting if all of the members of the board or the committee consent in writing to the action taken.
The Dolphin Florida Bylaws with respect to action by directors without a meeting will provide the Florida default law.

Standard of Conduct for Directors and Officers
Under Nevada law, directors and officers must exercise their powers in good faith and with a view to the interests of the corporation.
Under Florida law, a director must perform his or her duties as a director, including his or her duties as a member of any committee of the board of directors, in good faith, with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances, and in a manner that he or she reasonably believes to be in the best interests of the corporation.  Florida law does not have any provision regarding the standard of conduct for officers.

Constituency Provision
Under Nevada law, directors and officers, in exercising their respective powers with a view to the interests of the corporation, may consider:
● the interests of the corporation’s employees, suppliers, creditors and customers;
● the economy of the state and nation;
● the interests of the community and of society; and
● the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.
Directors and officers are not required to consider the effect of a proposed corporate action upon any particular group having an interest in the corporation as a dominant factor.

Under Florida law, a director, in discharging his or her duties, may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

Loans to, and Guarantees of Obligations of, Directors and Officers
Nevada law does not have any comparable provisions regarding loans to, and guarantees of obligations of, directors, officers and employees.
Under Florida law, a corporation may lend money to, guarantee any obligation of, or otherwise assist any director, officer or employee of the corporation or a subsidiary, whenever, in the judgment of the board of directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation.  The loan, guaranty or other assistance may be with or without interest and may be unsecured or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

Transactions With Interested Directors or Officers
Under Nevada law, a contract or other transaction is not void or voidable solely because the contract or transaction is between a corporation and one or more of its directors or officers, or another corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, if one of the following circumstances exists:
● the fact of the common directorship, office or financial interest is known to the board of directors or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors;
● the fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power;
● the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or
● the contract or transaction is fair as to the corporation at the time it is authorized or approved.

Under Florida law, no contract or other transaction between a corporation and one or more of its directors, or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the board of directors or a committee thereof that authorizes, approves or ratifies such contract or transaction, or because his or her or their votes are counted for such purpose, if:
● the fact of such relationship or interest is disclosed or known to the board of directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of the interested directors;
● the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or
● the contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.
Florida law does not have any provisions regarding transactions with interested officers.

Indemnification of Officers and Directors
Indemnification
Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against:
(a) expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any such action, suit or proceeding, other than an action by or in the right of the corporation, and
(b) expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of any such action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor, if, in the case of (a) and (b), in the case of officers and directors, such person’s act did not constitute a breach of his or her fiduciary duties as a director or officer and did not involve intentional misconduct, fraud or a knowing violation of law, and if, in the case of (a) and (b), such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and if, in the case of (b), with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful, and provided, in the case of (b), that no indemnification shall be made for any claim, issue or matter as to which such person has been adjudged to be liable unless a court determines otherwise.   Nevada law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding discussed above, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Indemnification
Under Florida law, a corporation may indemnify any person who was or is a party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against:
(a) liability incurred in connection with any such proceeding (other than an action by, or in the right of, the corporation), including any appeal thereof, and
(b) any expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of any such proceeding by or in the right of the corporation to procure a judgment in its favor, including any appeal thereof, if, in the case of (a) and (b), he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and if, in the case of (a), with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful, and provided, in the case of (b), that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable unless a court determines otherwise.
Florida law also provides that, to the extent a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding discussed above, or in defense of any claim, issue, or matter therein, he or she must be indemnified by the corporation against expenses actually and reasonably incurred by him or her in connection therewith.

Advancement of Expenses
Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court that he or she is not entitled to be indemnified by the corporation.  Expenses incurred by other corporate personnel may be paid in advance upon such terms or conditions that the board of directors deems appropriate.
Insurance
Under Nevada law, a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses.  Notwithstanding the above, no financial arrangement may provide protection for a person adjudged by a court, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
The Dolphin Nevada Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by Nevada law.   In addition, the Dolphin Nevada Bylaws provide that the Company may purchase and maintain insurance on behalf of current and former directors and officers.

Advancement of Expenses
Under Florida law, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation.  Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Insurance
Under Florida law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation otherwise has the legal authority to indemnify the person against such liability.
The Dolphin Florida Charter Documents provide for the indemnification of current and former directors, officers, employees or agents, the advancement of expenses and the purchase and maintenance of insurance on behalf of such persons.

Limitation of Officers’ and Directors’ Liability
Under Nevada law, with certain exceptions, unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that:  (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.
The Dolphin Nevada Charter Documents are silent with respect to limitation of officers’ and directors’ liability.

Under Florida law, a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act, regarding corporate management or policy, by the director, unless:  (a) the director breached or failed to perform his or her duties as a director, and (b) the director’s breach of, or failure to perform, those duties constitutes:  (i) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a violation of the Florida laws governing unlawful distributions, (iv) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission that was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.  Florida law does not have any provisions regarding limits on the liability of officers.

Distributions, Dividends and Redemptions
Under Nevada law, unless otherwise provided in the articles of incorporation, the board of directors may authorize and the corporation may make “distributions” to its stockholders, including distributions on shares that are partially paid, unless, after giving effect to the distribution:  (a) the corporation would not be able to pay its debts as they become due in the usual course of business, or (b) except as otherwise specifically permitted under the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.  In addition to the restrictions applicable to distributions, redemptions may be made only when the corporation has outstanding one or more classes or series of shares that together have unlimited voting rights and one or more classes or series of shares that together are entitled to receive the net assets of the corporation upon dissolution.  A “distribution” is a direct or indirect transfer of money or other property of the corporation other than the corporation’s own shares, or the incurrence of indebtedness by a corporation to or for the benefit of its stockholders with respect to any of its shares.  A distribution may be in the form of a declaration or payment of a dividend, a purchase, redemption or other acquisition of shares, a distribution of indebtedness, or otherwise.
The Dolphin Nevada Charter Documents are silent with respect to distributions, dividends and redemptions.

Under Florida law, unless otherwise provided in the articles of incorporation, the board of directors may authorize and the corporation may make “distributions” to its shareholders, unless, after giving effect to the distribution:  (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  In addition to the restrictions applicable to distributions, redemptions may be made only when the corporation has outstanding one or more shares that together have unlimited voting rights and one or more shares that together are entitled to receive the net assets of the corporation upon dissolution.  A “distribution” is a direct or indirect transfer of money or other property of the corporation other than the corporation’s own share, or incurrence of indebtedness by a corporation to or for the benefit of its shareholders in respect of any of its shares.  A distribution may be in the form of a declaration or payment of a dividend, a purchase, redemption, or other acquisition of shares, a distribution of indebtedness, or otherwise.
The Dolphin Florida Charter Documents with respect to distributions, dividends and redemptions will provide the default Florida law.

Treasury Shares
Under Nevada law, “treasury shares” are shares of a corporation issued and thereafter acquired by the corporation or another entity, the majority of whose outstanding voting power to elect its general partner, directors, managers or members of the governing body is beneficially held, directly or indirectly, by the corporation, which have not been retired or restored to the status of unissued shares.  Treasury shares held by the corporation do not carry voting rights or participate in distributions, may not be counted as outstanding shares for any purpose, and may not be counted as assets of the corporation for the purpose of computing the amount available for distributions.  Treasury shares held by another entity, the majority of whose outstanding voting power to elect its general partner, directors, managers or members of the governing body is beneficially held, directly or indirectly, by the corporation, do not carry voting rights and, unless otherwise determined by the board of directors of the corporation, do not participate in distributions, may not be counted as outstanding shares for any purpose and may not be counted as assets of the entity.  Unless the articles of incorporation provide otherwise, treasury shares may be retired and restored to the status of authorized and unissued shares without an amendment to the articles of incorporation or may be disposed of for such consideration as the board of directors may determine.  Nevada law does not limit the right of a corporation to vote its shares held by it in a fiduciary capacity.
The Dolphin Nevada Articles are silent with respect to treasury shares.

Under Florida law, “treasury shares” are shares of a corporation that belong to the issuing corporation, which shares are authorized and issued shares that are not outstanding, are not canceled, and have not been restored to the status of authorized but unissued shares.  A corporation may acquire its own shares and, unless otherwise provided in the articles of incorporation, shares so acquired constitute authorized but unissued shares of the same class but undesignated as to series.  A corporation that has shares of any class or series that are either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., may acquire such shares and designate, either in the bylaws or in the resolutions of its board of directors, that shares so acquired by the corporation constitute treasury shares.  In addition, the board of directors or shareholders may amend the articles of incorporation to provide that if the corporation acquires its own shares, such shares belong to the corporation and constitute treasury shares until disposed of or canceled by the corporation.
The Dolphin Florida Charter Documents with respect to treasury shares will default to Florida law.

Control-Share Acquisitions
NRS Sections 78.378 to 78.3793, inclusive, contain provisions that are intended to protect the corporation and stockholders from persons attempting to complete hostile takeovers of a corporation by establishing various disclosure and stockholder approval requirements that must be satisfied by an acquiring person in the event such person acquires a “controlling interest” in an “issuing corporation.”
An “issuing corporation” is a corporation organized in Nevada that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and does business in Nevada directly or through an affiliated corporation.  A “controlling interest” means the ownership of outstanding voting shares of an issuing corporation sufficient, but for the provisions of NRS Sections 78.378 to 78.3793, inclusive, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise:  (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more, of all the voting power of the issuing corporation in the election of directors.  An “acquisition” is the direct or indirect acquisition of a controlling interest; provided, however, that an acquisition does not include shares acquired by a person pursuant to:  (a) certain mergers, exchanges, conversions, domestications or reorganizations to which the issuing corporation is a party, (b) the laws of descent and distribution, (c) the enforcement of a judgment, or (d) the satisfaction of a pledge or other security interest.  “Control shares” are outstanding voting shares of an issuing corporation that a person acquires in an acquisition or offers to acquire in an acquisition.
Under Nevada law, unless the issuing corporation’s articles of incorporation or bylaws in effect on the 10th day following the acquisition of the controlling interest provide that NRS Sections 78.378 to 78.3793, inclusive, do not apply to the corporation, control shares of an issuing corporation acquired in an acquisition lose their voting rights and become subject to certain redemption rights of the issuing corporation.
Any person that proposes to make, or has made, an acquisition may seek to acquire voting rights for the control shares by:  (a) delivering an offeror’s statement to the issuing corporation containing certain information about the acquiring person, and (b) undertaking to pay the expenses of a special meeting of the stockholders that must be called for the purpose of enabling the stockholders to consider what, if any, voting rights will be accorded the control shares acquired, or to be acquired, in the acquisition.  At the special meeting, stockholders may accord voting rights to the control shares if a resolution granting such rights is approved by:  (a) the holders of a majority of the voting power of the corporation, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, the holders of a majority of the voting power of each class or series so affected, in each case excluding those shares as to which the acquiring person or any officer, director or employee of the issuing corporation exercises voting rights.
If so provided in the articles of incorporation or the bylaws of the issuing corporation in effect on the 10th day following the acquisition of the controlling interest, the issuing corporation may, in certain circumstances, call for redemption not less than all of the control shares at the average price paid for the control shares.
The Dolphin Nevada Charter Documents do not contain any provisions stating that NRS 78.378 to 78.3793 do not apply to the Company.

FBCA Section 607.0902 contains provisions that are intended to protect the corporation and shareholders from persons attempting to complete hostile takeovers of a corporation by establishing various disclosure and shareholder approval requirements that must be satisfied by an acquiring person in the event such person acquires “control shares” of an “issuing public corporation” in a “control-share acquisition.”
Under Florida law, “control shares” are shares that, but for the provisions of FBCA Section 607.0902, would have voting power with respect to shares of an issuing public corporation that, when added to all other shares of the issuing public corporation owned by a person or in respect to which that person may exercise or direct the exercise of voting power, would entitle that person, immediately after acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise or direct the exercise of:  (a) one-fifth or more but less than one-third of all voting power, (b) one-third or more but less than a majority of all voting power, or (c) a majority or more, of all voting power of the issuing public corporation in the election of directors.  An “issuing public corporation” is a corporation that has:  (a) 100 or more shareholders, (b) its principal place of business, its principal office, or substantial assets in Florida, and (c) either:  (i) more than 10% of its shareholders residing in Florida, (ii) more than 10% of its shares owned by residents of Florida, or (iii) 1,000 shareholders that are residents of Florida.  A “control-share acquisition” is an acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares; provided, however, that, among other exceptions, a control-share acquisition does not include shares acquired by a person pursuant to:  (i) certain mergers or share exchanges if the issuing public corporation is a party to the agreement of merger or plan of share exchange, (ii) the laws of intestate succession, or a gift or testamentary transfer, (iii) the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing FBCA Section 607.0902, (iv) a savings, employee stock ownership or other employee benefit plan of the issuing public corporation, (v) an acquisition of shares of an issuing public corporation if the acquisition has been approved by the board of directors of the issuing public corporation before the acquisition.
Under Florida law, unless the corporation’s articles of incorporation or bylaws provide that this section does not apply to control-share acquisitions of shares of the corporation before the control-share acquisition occurs, control shares of an issuing public corporation acquired in a control-share acquisition lose their voting rights and become subject to certain redemption rights of the issuing public corporation.
Any person that proposes to make, or has made, a control-share acquisition may seek to acquire voting rights for the control shares by:  (a) delivering an acquiring person statement to the issuing public corporation containing certain information about the acquiring person, and (b) undertaking to pay the expenses of a special meeting of the shareholders that must be called for the purpose of enabling the shareholders to consider what, if any, voting rights will be accorded the control shares acquired, or to be acquired, in the control-share acquisition.  At the special meeting, shareholders may accord voting rights to the control shares if a resolution granting such rights is approved by:  (a) a majority of all the votes entitled to be cast by the holders of the outstanding shares, and (b) if the acquisition would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, a majority of all the votes entitled to be cast by each class or series so affected, in each case excluding those shares as to which the acquiring person, any officer of the issuing public corporation or any employee of the issuing public corporation who is also a director of the corporation exercises voting rights.
If authorized in the corporation’s articles of incorporation or bylaws before a control-share acquisition has occurred, control shares may, in certain circumstances, at any time during the period ending 60 days after the last acquisition of control shares by the acquiring person, be subject to redemption by the corporation at the fair value thereof pursuant to the procedures adopted by the corporation.
The Dolphin Florida Charter Documents do not contain any provisions stating that FBCA Section 607.0902 does not apply to the Company.

Business Combinations with Interested Shareholders
NRS Sections 78.411 to 78.444, inclusive, contain provisions that are intended to prevent or delay certain changes of corporate control by restricting or prohibiting an “interested stockholder” from entering into certain types of “combinations” with a Nevada corporation.
An “interested stockholder” is any person, other than the corporation or any subsidiary of the corporation, that is:  (a) the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting shares of the corporation; or (b) an affiliate or associate of the corporation and at any time within two years immediately preceding the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the corporation.  A “combination” is:  (a) any merger or consolidation of the corporation with an interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested stockholder of assets of the corporation:  (i) having an aggregate market value equal to more than 5% of the aggregate market value of the consolidated assets or outstanding voting shares of the corporation, or (ii) representing more than 10% of the consolidated earning power or net income of the corporation; (c) the issuance or transfer by the corporation of shares to the interested stockholder having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation; (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation under any agreement, arrangement or understanding, whether or not in writing, with an interested stockholder; (e) any reclassification of securities or recapitalization of the corporation, or any merger or consolidation of the corporation with any subsidiary of the corporation, or any other transaction, whether or not with or into or otherwise involving the interested stockholder, under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder that has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares beneficially owned by the interested stockholder, and (f) any receipt by an interested stockholder of the benefit of any loan, advance, guarantee, pledge or other financial assistance or tax benefit provided by or through the corporation.
NRS Sections 78.411 to 78.444, inclusive, do not apply to any combination of a Nevada corporation if, among other reasons:  (a) the corporation does not have 200 or more stockholders of record as of the date the person first becomes an interested stockholder, (b) the corporation is not, as of the date that the person first becomes an interested stockholder, a publicly traded corporation, unless the articles of incorporation provide otherwise, (c) the corporation’s original articles of incorporation contain a provision expressly electing not to be governed by NRS Sections 78.411 to 78.444, inclusive, or (d) the corporation adopts an amendment to its articles of incorporation, approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders, expressly electing not to be governed by NRS Sections 78.411 to 78.444, inclusive, provided that the amendment is not effective until 18 months after the vote of the corporation’s stockholders and does not apply to any combination of the corporation with a person who first became an interested stockholder on or before the effective date of the amendment.
Under Nevada law, an interested stockholder is generally prohibited from engaging in a combination with a Nevada corporation within 2 years of the date the person first became an interested stockholder, unless:  (a) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder, or (b) the combination is approved by the board of directors of the corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least 60 percent of the outstanding voting power of the corporation not beneficially owned by the interested stockholder.
In addition, an interested stockholder is generally prohibited from engaging in a combination with a Nevada corporation more than 2 years after the date the person first became an interested stockholder, unless:  (a) the combination was approved by the board of directors of the corporation before such person first became an interested stockholder, (b) the transaction by which the person first became an interested stockholder was approved by the board of directors of the corporation before the person first became an interested stockholder, (c) the combination is approved at an annual or special meeting of the stockholders of the corporation held no earlier than 2 years after the date the person first became an interested stockholder, and not by written consent, by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder, or (d) in the combination, consideration meeting certain “fair price” requirements is paid to all of the holders of outstanding common shares of the corporation not beneficially owned by the interested stockholder and certain other conditions are met.

FBCA Section 607.0901 contains provisions that are intended to prevent or delay certain changes of corporate control by restricting or prohibiting an “interested shareholder” from entering into certain types of “affiliated transactions” with a Florida corporation.
An “interested shareholder” is any person who is the beneficial owner of more than 10% of the outstanding voting shares of the corporation.  An “affiliated transaction” is:  (a) any merger or consolidation between a corporation and an interested shareholder; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of assets of the corporation:  (i) having an aggregate fair market value equal to 5% or more of the aggregate fair market value of the consolidated assets or outstanding shares of the corporation, or (ii) representing 5% or more of the consolidated earning power or net income of the corporation; (c) the issuance or transfer by the corporation of shares to an interested shareholder that have an aggregate fair market value equal to 5% or more of the aggregate fair market value of all of the outstanding shares of the corporation; (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or pursuant to any agreement, arrangement or understanding with, an interested shareholder; (e) any reclassification of securities or recapitalization of the corporation, or any merger or consolidation of the corporation with any subsidiary of the corporation, or any other transaction, with an interested shareholder, that has the effect of increasing by more than 5 percent the percentage of the outstanding voting shares of the corporation beneficially owned by an interested shareholder, and (f) any receipt by an interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial assistance or tax benefits provided by or through the corporation.
Under Florida law, an interested shareholder is generally prohibited from entering into an affiliated transaction with a Florida corporation unless:  (a) the affiliated transaction is approved by the affirmative vote of the holders of two-thirds of the voting shares, excluding those shares beneficially owned by the interested shareholder, (b) the affiliated transaction has been approved by a majority of the disinterested directors; (c) the corporation has not had more than 300 shareholders of record at any time during the 3 years preceding the announcement date; (d) the interested shareholder has been the beneficial owner of at least 80 percent of the corporation’s outstanding voting shares for at least 5 years preceding the announcement date; (e) the interested shareholder is the beneficial owner of at least 90 percent of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (f) the corporation is an investment company registered under the Investment Company Act of 1940; or (g) in the affiliated transaction, consideration meeting certain “fair price” requirements is paid to the holders of each class or series of voting shares and certain other conditions are met.
FBCA Section 607.0901 does not apply to a Florida corporation if, among other reasons:  (a) the corporation’s original articles of incorporation contain a provision expressly electing not to be governed by FBCA Section 607.0901; or (b) the corporation adopts an amendment to its articles of incorporation or bylaws, approved by the affirmative vote of the holders of a majority of the outstanding voting shares of the corporation, excluding the voting shares of interested shareholders, expressly electing not to be governed by FBCA Section 607.0901, provided that such amendment:  (i) does not become effective until 18 months after such vote of the corporation’s shareholders, and (ii) does not apply to any affiliated transaction with an interested shareholder if the shareholder became an interested shareholder on or prior to the effective date of the amendment.
The Florida Charter Documents do not contain any provisions stating that FBCA Section 607.0901 does not apply to the Company.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the proposal to change the Company’s state of incorporation from Nevada to Florida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the beneficial ownership as of  November 17, 2014 of our common stock held by each of the directors, nominees for director, named executive officers, all current directors and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our outstanding common stock.  As of  November 17, 2014 we had 81,892,352 shares of our common stock outstanding.

Name	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
William O’Dowd, IV	43,843,433	53.5
Michael Espensen	11,100	*
Nelson Famadas	68,696	*
Mirta Negrini	—	*
Nicholas Stanham	302,139	*
All Directors and Executive Officers as a Group (3 persons)	43,854,533	53.6
T Squared Investments LLC (1)	24,526,463	30.0
* Less than 1% of outstanding shares.
Except as otherwise indicated, the address of each person named in this table is c/o Dolphin Digital Media, Inc., 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, FL 33134.
(1)Mark Jensen and Thomas M. Suave are both principals of T Squared Investments LLC (1325 Sixth Avenue, Floor 28, New York, NY 10019). Includes: (i) 4,171,012 shares issuable upon conversion of 1,042,753 shares of Series A Convertible Preferred Stock; (ii) 7,000,000 shares issuable upon exercise of a common stock purchase warrant (the “Class E Warrant”); (iii) 7,000,000 shares issuable upon exercise of a common stock purchase warrant (the “Class F Warrant”) and (iv) 6,355,451 common shares held by related entities owned by Mark Jensen and/or Thomas M. Suave. The Series A Preferred Stock and Class “E” Warrant contain provisions that prevent conversions/exercises to common stock to the extent that after giving effect to such conversion/exercise, the holder (together with the holder’s affiliates) would beneficially own in excess of 9.9% of the number of shares of the common stock outstanding immediately after giving effect to such conversion/exercise.

OTHER MATTERS

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(d) of the Exchange Act during the year ended December 31, 2013, Ms. Negrini and Mr. Espensen each did not file a Form 3 on a timely basis as required by Section 16(a) of the Exchange Act.

Stockholder Proposals for 2015 Annual Meeting of Stockholders

Stockholder proposals should be sent to the Company at the address set forth in the Notice.  To be considered for inclusion in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders, the deadline for submission of stockholder proposals, pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, is a reasonable time before the Company begins to print and send its proxy materials.

A stockholder may nominate a person for election as a director at an annual meeting of stockholders only if written notice of such stockholder’s intent to make such nomination has been given to the Company’s Secretary on a timely basis.  In the case of the February 2015 Annual Meeting of Stockholders, timely notification would mean a reasonable time before the Company begins to print and send its proxy materials.

A stockholder’s notice to the Secretary shall set forth as to each person proposed to be nominated the following information:

(i) the name, age and address (business and residential) of the proposed nominee;

(ii) a complete biography or statement of the proposed nominee’s qualifications, including principal occupation or employment of such person (present and for the past five (5) years), education, work experience, knowledge of the Company’s industry, membership on the board of directors of another corporation and civic activity);

(iii) the number of shares of the Company that are owned of record or beneficially owned (as such term is defined by Section 13(d) of the Exchange Act) and any other ownership interest in the shares of the Company, whether economic or otherwise, including any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise, directly or indirectly owned beneficially by such person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (“Synthetic Equity Interests”);

(iv) the date such shares or Synthetic Equity Interests were acquired and the investment intent of such acquisition;

(v) a description of all arrangements or understandings between the stockholder and the proposed nominee and/or any other person or persons pursuant to which the nomination is to be made by the stockholder;

(vi) such other information regarding the proposed nominee as would be required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations promulgated by the SEC and NASDAQ and information regarding the candidate’s attributes that the Committee would need to consider in order to assess whether such candidate would qualify as an “audit committee financial expert” as defined by the rules and regulations promulgated by the SEC;

(vii) the candidate’s consent to serve as a director of the Company if elected; and

(viii) a statement from the candidate that the candidate will, if elected, promptly following the failure of the candidate to receive a majority vote in any re-election that requires a majority vote, tender an irrevocable resignation, which will be effective upon acceptance of such resignation by the Board.

A stockholder’s notice to the Secretary shall also set forth as to the stockholder giving the notice the following information:

(i) the name and address (business and residential) of the stockholder;

(ii) the number of shares of the Company that are owned of record or beneficially owned (as such term is defined by Section 13(d) of the Exchange Act) and any other ownership interest in the shares of the Company, whether economic or otherwise, including all Synthetic Equity Interests;

(iii) the date such shares or Synthetic Equity Interests were acquired and the investment intent of such acquisition;

(iv) a representation that the stockholder was a stockholder of record at the time of giving of notice and will be a stockholder of record at the time of the annual meeting of stockholders, and that such person is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting and nominate the person specified in the notice; and

(v) a representation as to whether the stockholder intends, or is part of a group which intends, to (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding stock required to elect the nominee and/or (B) otherwise solicit proxies from stockholders in support of such nomination.

Transaction of Other Business

At the date of this proxy statement, the only business which the Board intends to present or knows that others will present at the Special Meeting is as set forth above.  If any other matter or matters are properly brought before the Special Meeting, or an adjournment or postponement thereof, it is the intention of the person named in the accompanying form of proxy to vote the proxy on such matters in accordance with his best judgment.

List of Stockholders Entitled To Vote at the Special Meeting

The names of stockholders of record entitled to vote at the Special Meeting will be available at our corporate office for a period of 10 days prior to the Special Meeting and continuing through the Special Meeting.

Expenses Relating to this Proxy Solicitation

We will pay all expenses relating to this proxy solicitation.  In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity.

Communication with the Company’s Board of Directors

Stockholders may communicate with the Board of Directors by directing their communications in a hard copy (i.e., non-electronic) written form to the following address:  Board of Directors, Dolphin Digital Media, Inc., 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, FL 33134.  A stockholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of stock of the Company.  Our Corporate Secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (i) the purchase or sale of products or services, (ii) communications from landlords relating to our obligations or the obligations of one of our subsidiaries under a lease, (iii) communications from suppliers or vendors relating to our obligations or the obligations of one of our subsidiaries to such supplier or vendor, (iv) communications from opposing parties relating to pending or threatened legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (v) any other communications that the Corporate Secretary deems, in his or her reasonable discretion, unrelated to the business of the Company.  The Corporate Secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s).  A copy of any qualifying communications that relate to our accounting and auditing practices will also be sent directly to the audit committee, which we plan to form following the election of the Board, whether or not it was directed to such person or persons.

Available Information

We maintain an internet website at www.dolphindigitalmedia.com.  Copies of the Audit Committee Charter and our Code of Ethics, can be found under the Investor Relations section of our website at www.dolphindigitalmedia.com, and such information is also available in print to any stockholder who requests it by contacting us at Dolphin Digital Media, Inc., 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, FL 33134, Attention:  Mirta A. Negrini, Telephone:  (305) 774-0407.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 is enclosed with this proxy statement.  In addition, such report is available, free of charge, through the Investor Relations-SEC Filings section of our internet website at www.dolphindigitalmedia.com.  We file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K with the SEC. These reports, any amendments to these reports, proxy statements and certain other documents we file with the SEC are available through the SEC’s website at www.sec.gov.  The public may also read and copy these reports and any other materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also allows us to “incorporate by reference” into this proxy statement documents that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents but these documents are not included in or delivered with this proxy.  The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information.  We incorporate by reference Quarterly Reports on Form 10-Q filed on August 21, 2014 for the periods ending March 31, 2014 and June 30, 2014 and any documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this proxy statement.  We will furnish without charge by first class mail to each person whose proxy is being solicited, upon written or oral request of any such person, a copy of the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any other documents which we incorporate by reference. A request for a copy of such report should be directed to Dolphin Digital Media, Inc., 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, FL 33134, Attention:  Mirta A. Negrini.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this proxy statement will be deemed to be modified or superseded for the purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is deemed to be incorporated by reference into this proxy statement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

Householding

We have adopted a procedure approved by the SEC called “householding.”   Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.  This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of materials from the Company, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of materials from the Company for your household, please contact our transfer agent, Nevada Agency and Transfer Company in writing at 50 West Liberty Street, Suite 880, Reno, Nevada 8950, or by telephone at (775) 322-0626.

If you participate in householding and wish to receive a separate copy of the proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of materials from the Company in the future, please contact our transfer agent as indicated above.  Beneficial stockholders can request information about householding from their nominee.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.  THIS PROXY STATEMENT IS DATED NOVEMBER 17, 2014.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

PLAN OF CONVERSION
of
DOLPHIN DIGITAL MEDIA, INC.
a Nevada corporation
into
DOLPHIN DIGITAL MEDIA, INC.
a Florida corporation

THIS PLAN OF CONVERSION, dated as of        , 2014 (including all of the Exhibits attached hereto, this “Plan”), is hereby adopted by Dolphin Digital Media, Inc., a Nevada corporation, in order to set forth the terms, conditions and procedures governing the conversion of Dolphin Digital Media, Inc. from a Nevada corporation to a Florida corporation pursuant to Section 607 of the Florida Business Corporation Act of the State of Florida, as amended (the “FBCA”), and Section 92A.120 of the Nevada Revised Statutes, as amended (the “NRS”).

RECITALS

WHEREAS, Dolphin Digital Media, Inc. is a corporation organized and existing under the laws of the State of Nevada (the “Converting Entity”);

WHEREAS, the Board of Directors of the Converting Entity has determined that it would be advisable and in the best interests of the Converting Entity and its shareholders for the Converting Entity to convert from a Nevada corporation to a Florida corporation pursuant to Section 607 of the FBCA and Sections 92A.120 and 92A.250 of the NRS;

WHEREAS, the form, terms and provisions of this Plan have been authorized, approved and adopted by the Board of Directors of the Converting Entity;

WHEREAS, the Board of Directors of the Converting Entity has submitted this Plan to the stockholders of the Converting Entity for approval; and

WHEREAS, this Plan has been authorized, approved and adopted by the holders of a majority of the voting power of the stockholders of the Converting Entity.

NOW, THEREFORE, the Converting Entity hereby adopts this Plan as follows:

PLAN OF CONVERSION

1.	Conversion; Effect of Conversion.

(a)
Upon the Effective Time (as defined in Section 3 below), the Converting Entity shall be converted from a Nevada corporation to a Florida corporation pursuant to Section 607 of the FBCA and Sections 92A.120 and 92A.250 of the NRS (the “Conversion”) and the Converting Entity, as converted to a Florida corporation (the “Domesticated Entity”), shall thereafter be subject to all of the provisions of the FBCA, except that notwithstanding Section 607.0203 of the FBCA, the existence of the Domesticated Entity shall be deemed to have commenced on the date the Converting Entity commenced its existence in the State of Nevada.

(b)
Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the Domesticated Entity shall, for all purposes of the laws of the State of Florida, be deemed to be the same entity as the Converting Entity existing immediately prior to the Effective Time.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, for all purposes of the laws of the State of Florida, all of the rights, privileges and powers of the Converting Entity existing immediately prior to the Effective Time, and all property, real, personal and mixed, and all debts due to the Converting Entity existing immediately prior to the Effective Time, as well as all other things and causes of action belonging to the Converting Entity existing immediately prior to the Effective Time, shall remain vested in the Domesticated Entity and shall be the property of the Domesticated Entity and the title to any real property vested by deed or otherwise in the Converting Entity existing immediately prior to the Effective Time shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Converting Entity existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time shall remain attached to the Domesticated Entity upon the Effective Time, and may be enforced against the Domesticated Entity to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Domesticated Entity in its capacity as a corporation of the State of Florida.  The rights, privileges, powers and interests in property of the Converting Entity existing immediately prior to the Effective Time, as well as the debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Domesticated Entity upon the Effective Time for any purpose of the laws of the State of Florida.

(c)
The Conversion shall not be deemed to affect any obligations or liabilities of the Converting Entity incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

(d)	Upon the Effective Time, the name of the Domesticated Entity shall remain unchanged and continue to be “Dolphin Digital Media, Inc.”

(e)	The Converting Entity intends for the Conversion to constitute a tax-free reorganization qualifying under Section 368(a) of the Internal Revenue Code of 1986, as amended.

2.
Filings.  As promptly as practicable following the adoption of this Plan by the Board of Directors and the stockholders of the Converting Entity, the Converting Entity shall cause the Conversion to be effective by:

(a)
executing and filing (or causing the execution and filing of) Articles of Conversion pursuant to Section 92A.205 of the NRS, substantially in the form attached hereto (the “Articles of Conversion”), with the Secretary of State of the State of Nevada;

(b)
executing and filing (or causing the execution and filing of) a Certificate of Domestication pursuant to Section 607.1801 of the FBCA, substantially in the form attached hereto (the “Certificate of Domestication”), with the Secretary of State of the State of Florida; and

(c)
executing and filing (or causing the execution and filing of) articles of Incorporation of the Domesticated Entity, substantially in the form of Exhibit A-1 hereto (the “Florida Articles of Incorporation”), with the Secretary of State of the State of Florida.

3.
Effective Time.  The Conversion shall become effective upon the last to occur of the filing of the Nevada Articles of Conversion, the Florida Certificate of Domestication and the Florida Articles of Incorporation (the time of the effectiveness of the Conversion, the “Effective Time”).

4.	Effect of Conversion.

(a)
Effect on Common Stock.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each share of common stock, $0.015 par value per share, of the Converting Entity (“Converting Entity Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and non-assessable share of common stock, $0.015 par value per share, of the Domesticated Entity (“Domesticated Entity Common Stock”).

(b)
Effect on Outstanding Stock Options.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each option to acquire shares of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Domesticated Entity Common Stock.

(c)
Effect on Outstanding Warrants or Other Rights.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each warrant or other right to acquire shares of Converting Entity Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Domesticated Entity Common Stock.

(d)
Effect on Stock Certificates.  All of the outstanding certificates representing shares of Converting Entity Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Domesticated Entity Common Stock.

(e)
Effect on Employee Benefit, Equity Incentive or Other Similar Plans.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, each employee benefit plan, stock option plan or other similar plan to which the Converting Entity is a party shall continue to be a plan of the Domesticated Entity.  To the extent that any such plan provides for the issuance of Converting Entity Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Domesticated Entity Common Stock.

(f)
Effect of Conversion on Directors and Officers.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Converting Entity or its stockholders, the members of the Board of Directors and the officers of the Converting Entity holding their respective offices in the Converting Entity existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board of Directors and officers, respectively, of the Domesticated Entity.

5.
Further Assurances.  If, at any time after the Effective Time, the Domesticated Entity shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Domesticated Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time, or (b) to otherwise carry out the purposes of this Plan, the Domesticated Entity and its officers and directors (or their designees), are hereby authorized to solicit in the name of the Domesticated Entity any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Domesticated Entity, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Domesticated Entity, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time and otherwise to carry out the purposes of this Plan.

6.	Florida Bylaws. Upon the Effective Time, the bylaws of the Domesticated Entity shall be the Bylaws of Dolphin Digital Media, Inc., substantially in the form of Exhibit A-2 hereto.

7.
Copy of Plan of Conversion.  After the Conversion, a copy of this Plan will be kept on file at the offices of the Domesticated Entity, and any stockholder of the Domesticated Entity (or former stockholder of the Converting Entity) may request a copy of this Plan at no charge at any time.

8.
Termination.  At any time prior to the Effective Time, this Plan may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Converting Entity if, in the opinion of the Board of Directors of the Converting Entity, such action would be in the best interests of the Converting Entity and its stockholders.  In the event of termination of this Plan, this Plan shall become void and of no further force or effect.

9.	Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

10.
Severability.  Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned hereby causes this Plan to be duly executed as of the date hereof.

Dolphin Digital Media, Inc. a Nevada corporation By: /s/ William O’Dowd, IV William O’Dowd, IV Chief Executive Officer

140303

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

PLEASE NOTE: The charter document for the resulting entity *must* be submitted/filed simultaneously with the articles of conversion.

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Dolphin Digital Media, Inc.
Name of constituent entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

Dolphin Digital Media, Inc.
Name of resulting entity

Florida
Jurisdiction

Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

☐ **The entire plan of conversion is attached to these articles.**

☒ **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**

☐ **The complete executed plan of conversion for the resulting domestic limited *partnership* is on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Conversion Page 1
Revised: 8-6-14

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Mirta Negrini

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ______ **Time:** ______

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Dolphin Digital Media, Inc.

Name of *constituent* entity

X ______________________ ______ ______

Signature **Title** **Date**

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Conversion Page 2
Revised: 8-6-14

Reset

CERTIFICATE OF DOMESTICATION
OF
DOLPHIN DIGITAL MEDIA, INC.

The undersigned, of Dolphin Digital Media, Inc., (the “Corporation”), a foreign corporation, in accordance with Section 607.1801 of the Florida Statutes does hereby certify that:

1.  The date on which Corporation was first incorporated was March 7, 1995;

2.  The jurisdiction where the Corporation was first incorporated was Nevada;

3.  The name of the Corporation immediately prior to the filing of this Certificate of Domestication was Dolphin Digital Media, Inc.;

4.  The name of the Corporation, as set forth in its Articles of Incorporation, to be filed pursuant to Sections 607.0120 and 607.0202 with this Certificate of Domestication is Dolphin Digital Media, Inc.;  and

5.  The jurisdiction that constituted the principal place of business of the Corporation immediately prior to the filing of the Certificate of Domestication was Nevada.

IN WITNESS WHEREOF, for the purposes of domestication under the laws of the State of Florida the undersigned has executed these Articles of Incorporation this      th day of           , 2014.

/s/ William O’Dowd, IV William O’Dowd, IV Chief Executive Officer

EXHIBIT A-1

ARTICLES OF INCORPORATION
OF
DOLPHIN DIGITAL MEDIA, INC.
ARTICLE I.

Name, Principal Place of Business and
Registered Agent and Office

The name of the Corporation is Dolphin Digital Media, Inc.  The principal place of business and mailing address of this Corporation shall be 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, Florida 33134.

The street address of the registered office of this Corporation is Dolphin Digital Media, Inc., 2151 Le Jeune Road, Suite 150-Mezzanine, Coral Gables, Florida 33134.  The name of the registered agent of this Corporation at such address is Mirta A. Negrini.

ARTICLE II.

Purpose and Powers

The purpose for which the Corporation is organized is to engage in or transact any and all lawful activities or business for which a corporation may be incorporated under the laws of the State of Florida.  The Corporation shall have all of the corporate powers enumerated in the Florida Business Corporation Act.
ARTICLE III.

Capital Stock

A.           AUTHORIZED SHARES

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Two Hundred Ten Million (210,000,000) shares, of which Two Hundred Million (200,000,000) shares shall be Common Stock, par value $0.015 per share (“Common Stock”) and Ten Million (10,000,000) shares shall be Preferred Stock, having a par value of $0.001 per share (“Preferred Stock”).  The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Common Stock or Preferred Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.  Of the preferred stock, 1,042,753 have been previously designated Series A Convertible Preferred Stock, par value $0.001 per share.

B.           PROVISIONS RELATING TO COMMON STOCK

1.           Relative Rights.  The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock.  Except as provided in this Article III.B, each share of Common Stock shall have the same relative rights and shall be identical in all respects as to all matters.

2.           Voting Rights.  Each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation.  On all matters upon which stockholders are entitled or permitted to vote, every holder of Common Stock shall be entitled to cast one (1) vote in person or by proxy for each outstanding share of Common Stock standing in such holder’s name on the transfer books of the Corporation.  Holders of Common Stock shall not possess cumulative voting rights.  Except as otherwise provided in these Articles of Incorporation or by applicable law, the holders of shares of Common Stock shall vote subject to any voting rights which may be granted to holders of Preferred Stock.

3.           Dividends.  Whenever there shall have been paid, or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon.

4.           Dissolution, Liquidation, Winding Up.  In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall become entitled to participate equally on a per share basis in the distribution of any assets of the Corporation remaining after the Corporation shall have paid or provided for payment of all debts and liabilities of the Corporation, and shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled.

C.           PREFERRED STOCK

1.           Issuance, Designations, Powers, etc.  The Board of Directors expressly is authorized, subject to limitations prescribed by the Florida Business Corporation Act and the provisions of these Articles of Incorporation, to provide, by resolution for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

(a)           The number of shares constituting that series and the distinctive designation of that series;

(b)           The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)           Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)           Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)           Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)           Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)           The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h)           Any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series.

2.           Dissolution, Liquidation, Winding Up.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

D.           PROVISIONS RELATING TO SERIES A CONVERTIBLE PREFERRED STOCK

Section 1.                      Definitions.  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement (as defined below) shall have the meanings given such terms in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Bankruptcy Event” means any of the following events:  (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1.02(s) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction   relating   to  the  Company   or  any  Significant   Subsidiary   thereof;   (b)  there  is commenced   against  the  Company  or  any  Significant   Subsidiary  thereof  any  such  case  or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment  of any custodian or the like for it or any substantial part of its property  that is not discharged  or stayed  within 60 days; (e) the Company  or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company  or any Significant  Subsidiary  thereof  calls a meeting of its creditors  with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant  Subsidiary  thereof,  by any act or failure to act, expressly  indicates  its consent  to, approval of or acquiescence  in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Commission” means the Securities and Exchange Commission.

“Common  Stock” means the Company’s  common  stock, par value $.015 per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Common  Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument  that is at any time convertible  into  or exchangeable  for, or otherwise  entitles the holder  thereof  to receive, Common Stock.

“Conversion  Date” shall have the meaning set forth in Section “Conversion  Ratio” shall have the meaning  set forth in Section “Conversion  Value” shall have the meaning  set forth in Section 6(a).

“Conversion Ratio” shall have the meaning set forth in Section 6(a).

“Conversion Shares” means, collectively, the shares of Common  Stock  into which the shares of Series A Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Value” shall have the meaning set forth in Section 6(a).  “Exchange Act” means the Securities Exchange Act of 1934, as amended.  “Holder” shall have the meaning given such term in Section 2 hereof.

“Junior Securities” means the Common Stock and all other equity or equity equivalent securities  of  the  Company  other  than  those  securities  that  are  explicitly  senior  in  rights  or liquidation preference to the Series A Preferred Stock.

“Original Issue Date” shall mean December 31, 2010.

“Person” means a Company, an association, a partnership, a limited liability company, a business   association, an individual, a government or political subdivision thereof or governmental agency.

“Securities  Act”  means  the  Securities  Act  of  1933,  as  amended,  and  the  rules  and regulations promulgated thereunder.

“Series A Preferred Stock” shall have the meaning set forth in Section 2.

“Subsidiary” shall mean a Company, limited liability company, partnership, joint venture or other business entity of which the Company owns beneficially or of record more than 49% of the equity interest.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading  Market”  means  the  following  markets  or  exchanges  on which  the Common Stock is listed or quoted for trading on the date in question:  the Nasdaq SmallCap  Market, the New York Stock Exchange, the Nasdaq National Market or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

Section 2.                      Designation.  Amount and Par Value.  The series of preferred stock shall be designated as the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock” or “Preferred Stock”) and the number of shares so designated shall be 1,042,753 (each a “Holder” and collectively, the “Holders”).  Each share of Series A Preferred Stock shall have a par value of $0.001 per share.  Capitalized terms not otherwise defined herein shall have the meaning given such terms in Section 1 hereof.

Section 3.                      Dividends.  No dividends shall be payable with respect to the Series A Preferred Stock.

Section 4.                      Voting Rights.  The Series A Preferred Stock shall have no voting rights.  However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative approval of the Holders of the shares of the Series A Preferred Stock then outstanding,  (a) alter or change  adversely  the powers, preferences  or rights  given to the Series A Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in  Section  5) senior  to or otherwise  pari  passu with the Series A Preferred  Stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the Series A Preferred Stock, (c) amend its certificate or articles of incorporation  or other charter documents in breach of any of the provisions hereof, (d) increase the authorized number of  shares  of  Series  A Preferred  Stock,  or  (e)  enter  into  any  agreement  with  respect  to  the foregoing.

Section 5.                      Liquidation.  Upon  any  liquidation,  dissolution  or  winding-up  of  the Company, whether  voluntary  or involuntary  (a “Liquidation”),  the Holders shall be entitled  to receive out of the assets of the Company, whether  such assets are capital  or surplus, for each share of Series A Preferred Stock an amount equal to $1.00 (the “Liquidation Value”) before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Section 6.                      Conversion.

a.           Conversions at Option of Holder.  Each share of Series A Preferred Stock shall be initially convertible (subject to the limitations set forth in Section 6(c)), into Four (4) shares of Common Stock (as adjusted as provided below, the “Conversion Ratio”) at the option of the Holders, at any time and from time to time from and after the Original Issue Date.  Holders shall effect conversions by providing the Company with the form of conversion notice attached hereto (a “Notice of Conversion”) as fully and originally executed by the Holder, together with the delivery by the Holder to the Company of the stock certificate(s) representing the number of shares of Series A Preferred Stock so converted, with such stock certificates being duly endorsed in full  for transfer to  the Company or  with an applicable stock power duly executed by the Holder in the manner and form as deemed reasonable by the transfer agent of the Common Stock.  Each Notice of Conversion shall specify the number of shares of Series A Preferred Stock to be converted, the number of shares of Series A Preferred Stock owned prior to the conversion at issue, the number of shares of Series A Preferred Stock owned subsequent to the conversion at issue, the stock certificate number and the shares of Series A Preferred Stock represented thereby which are accompanying the Notice of Conversion, and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Notice of Conversion and the applicable stock certificates to the Company by overnight delivery service (the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the Trading Day immediately following the date that such Notice of Conversion and applicable stock certificates are received by the Company.  The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  Shares of Series A Preferred Stock converted into Common Stock in accordance with the terms hereof shall be canceled and may not be reissued.  The initial value of the Series A Preferred Stock on the Conversion Date shall be equal to $0.25 per share (as adjusted pursuant to Section 7 or otherwise as provided herein, the “Conversion Value”).  If the initial Conversion Value is adjusted pursuant to Section 7 or as otherwise provided herein, the Conversion Ratio shall likewise be adjusted and the new Conversion Ratio shall equal the Liquidation Value divided by the new Conversion Value.  Thereafter, subject to any further adjustments in the Conversion Value, each share of Series A Preferred Stock shall be initially convertible into that number of shares of Common Stock equal to the new Conversion Ratio.

b.           Automatic Conversion Upon Change of Control.  All of the outstanding shares of Series A Preferred Stock shall be automatically converted into the Conversion Shares upon the close of business on the business day immediately preceding the date fixed for consummation of any transaction resulting in a Change of Control of the Company (an “Automatic Conversion Event”).  A “Change in Control” means a consolidation or merger of the Company with or into another company or entity in which the Company is not the surviving entity, the sale of all or substantially all of the assets of the Company to another company or entity not controlled by the then existing stockholders of the Company in a transaction or series of transactions or a tender or exchange is completed pursuant to which holders of Common Stock are permitted to  tender  or exchange their shares  for other securities, cash or  property.  The Company shall not be obligated to issue certificates evidencing the Conversion Shares unless certificates evidencing the shares of Series A Preferred Stock so converted are either delivered to the Company or its transfer agent or the holder notifies the Company or its transfer agent in writing that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to  the  Company  to  indemnify  the  Company  from  any  loss  incurred  by  it  in connection therewith.  Upon the conversion of the Series A Preferred Stock pursuant to this Section 6(b) (i), the Company shall promptly send written notice thereof, by hand delivery or by overnight delivery, to the holder of record of all of the Series A Preferred Stock at its address then shown on the records of the Company, which notice shall state that certificates evidencing shares of Series A Preferred Stock must be surrendered at the office of the Company (or of its transfer agent for the Common Stock, if applicable).

c.           Beneficial Ownership Limitation.  Except as  provided in  Section 6(b) above, the Company shall not effect any conversion of the Series A Preferred Stock, and the Holder shall not have the right to convert any portion of the Series A Preferred Stock to the extent  that  after  giving  effect  to  such  conversion,  the  Holder  (together  with  the  Holder’s affiliates), as set forth on the applicable Notice of Conversion, would beneficially own in excess of 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted shares of Series A Preferred Stock beneficially owned by the Holder or any of its affiliates, so long as such shares of Series A Preferred Stock are not convertible within sixty (60) days from the date of such determination, and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates, so long as such other securities of the Company are not exercisable nor convertible within sixty (60) days from the date of such determination.  For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following:  (A) the Company’s most recent quarterly reports, Form 10-Q, Form 10-QSB, Annual Reports, Form 10-K, or Form 10-KSB, as the case may be, as filed with the  Commission  under  the  Exchange Act  (B)  a  more  recent  public  announcement  by the Company or (C) any other written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Preferred Stock, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was publicly reported by the Company.  This Section 6(c) may be waived or amended only with the consent of the Holders of all of the Series A Preferred Stock and the consent of the holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates.  For the purpose of the immediately preceding sentence, the term “Affiliate” shall mean any person:  (a) that directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with the Company, or (b) who beneficially owns  any shares of Series A Preferred Stock.  For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

d.           Mechanics of Conversion.

i.           Delivery of Certificate Upon Conversion.  Except as otherwise set forth herein, not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series A Preferred Stock, and (B) a bank check in the amount of accrued and unpaid dividends (if the Company has elected or is required to pay accrued dividends in cash).  After the Effective Date, the Company shall, upon request of the Holder, deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Company or another established clearing Company  performing  similar  functions.  If  in  the  case  of  any  Notice  of  Conversion  such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Series A Preferred Stock tendered for conversion.

ii.           Obligation Absolute.  The  Company’s obligations  to  issue and deliver the Conversion Shares upon conversion of Series A Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other  Person of any obligation to  the Company or any violation or  alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares.  In the event a Holder shall elect to convert any or all of its Series A Preferred Stock, the Company may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with the Holder of has been engaged in any violation of law, agreement or for any other reason, unless, an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series A Preferred Stock shall have been sought and obtained and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the Conversion Value of Series A Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of an injunction precluding the same, the Company shall issue Conversion Shares upon a properly noticed conversion.

iii           Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series A Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of all outstanding shares of Series A Preferred Stock.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, non-assessable and, if the Conversion Shares Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Conversion Shares Registration Statement Fractional Shares.  Upon a conversion hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock.

iv.           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of the Series A Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Stock so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 7.                      Certain Adjustments.

a.           Stock Dividends and Stock Splits.  If the Company, at any time while the Series A Preferred Stock is outstanding:  (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in- shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Series A Preferred Stock), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b.           Subsequent Equity Sales.  Until October 31, 2012, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below).  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either  (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock exclusive in all cases of stock splits, stock dividends, recapitalization and other similar rights.  The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering.  Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.  Notwithstanding the foregoing, this Section 7(b) shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

c.           Pro Rata Distributions.  If the  Company, at  any  time  while Series A Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Conversion Value shall be determined by multiplying such Conversion Value in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d.           Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the description of any such shares of Common Stock shall be considered on issue or sale of Common Stock.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) actually issued and outstanding.

e.           Notice to Holders.

i.           Adjustment to Conversion Price.  Whenever the Conversion Value is adjusted pursuant to any of this Section 7, the Company shall promptly mail to each Holder a notice setting forth the Conversion Value after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement), or the lowest possible adjustment price in the case of an MFN Transaction (as defined in the Purchase Agreement).

ii.           Notices of  Other Events.    If (A) the  Company shall  declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Series A Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating  (x)  the  date  on  which  a  record is  to  be  taken  for  the  purpose  of  such  dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8.                      Miscellaneous.

a.           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and  delivered personally, by facsimile, sent  by a  nationally recognized overnight courier service, addressed to the Company, at the address provided in the Purchase Agreement, facsimile number (212) 671-1403, Attn: c/o T Squared Capital LLC, 1325 Sixth Avenue, Floor 28, New York, New York 10019, Attn:  Thomas M. Suave or such other address or facsimile  number  as  the  Company may specify  for  such  purposes  by notice to the Holders delivered in accordance with  this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective  on  the earliest  of (i) the date of transmission,  if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) (ii) the date after the date of transmission, if such notice or  communication is delivered  via  facsimile  at  the  facsimile telephone  number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b.           Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Series A Preferred Stock certificate shall be  mutilated, lost,  stolen or destroyed, the Company  shall execute  and  deliver,  in  exchange  and  substitution for  and  upon  cancellation  of  a  mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series A Preferred Stock so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such certificate of the ownership thereof and identity if requested, all reasonably satisfactory to the Company.

c.           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

d.           Headings.  Title headings contained herein are for convenience only, do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

ARTICLE IV.

Existence

The Corporation shall exist perpetually unless sooner dissolved according to law.

ARTICLE V.

Management of the Corporation

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

A.           BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by Statute or by these Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.  A director shall hold office until the annual meeting of the shareholders or until his successors shall be elected and qualified, subject, however, to the director’s prior death, resignation, retirement, disqualification or removal from office.

B.           SPECIAL MEETINGS CALLED BY BOARD OF DIRECTORS OR SHAREHOLDERS

Special Meetings of Shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) (the “Full Board”), or by the holders of not less than forty percent (40%) of all the votes entitled to be cast on any issue at the proposed special meeting if such holders of stock sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which the special meeting is to be held.  The Bylaws of the Corporation shall fully set forth the manner in which Special Meetings of Shareholders of the Corporation may be called.

ARTICLE VI.

Number of Directors

The number of directors may be either increased or diminished from time to time in the manner provided in the Bylaws, but shall never be less than one (1).

ARTICLE VII.

Indemnification

Provided the person proposed to be indemnified satisfies the requisite standard of conduct for permissive indemnification by a corporation as specifically set forth in the applicable provisions of the Florida Business Corporation Act (currently, Section 607.0850(7) of the Florida Statutes), as the same may be amended from time to time, the Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, to the fullest extent provided, authorized, permitted or not prohibited by the provisions of the Florida Business Corporation Act and the Bylaws of the Corporation, as the same may be amended and supplemented, from and against any and all of the expenses or liabilities incurred in defending a civil or criminal proceeding, or other matters referred to in or covered by said provisions, including advancement of expenses prior to the final disposition of such proceedings and amounts paid in settlement of such proceedings, both as to action in his or her official capacity and as to action in another capacity while an officer, director, employee or other agent.  The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or Disinterested Directors or otherwise.  Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs and personal representatives of such a person.  Except as otherwise required by law, an adjudication of liability shall not affect the right to indemnification for those indemnified.

ARTICLE VIII.

Amendment

The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida and all rights conferred upon shareholders are granted subject to this reservation.

IN WITNESS WHEREOF, for the purposes of domestication under the laws of the State of Florida the undersigned has executed these Articles of Incorporation this       th day of         , 2014.

/s/ William O’Dowd, IV William O’Dowd, IV Chief Executive Officer

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF SERIES A PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock indicated below, into shares of common stock, par value $0.015 per share (the “Common Stock”), of Dolphin Digital Media, Inc., a Florida corporation (the “Company”), according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned  will pay all transfer taxes payable with respect thereto and  is  delivering  herewith   such  certificates   and  opinions  as  reasonably requested by the Company in accordance therewith.  No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

Date to Effect Conversion: ____________________________________________________

Number of shares of Common Stock owned prior to Conversion: ________________________

Number of shares of Series A Preferred Stock to be Converted: _________________________

Value of shares of Series A Preferred Stock to be Converted: ___________________________

Number of shares of Common Stock to be Issued: ___________________________________

Certificate Number of Series A Preferred Stock attached hereto: _________________________

                                    Number of Shares of Series A Preferred Stock represented by attached certificate: ___________

                                    Number of shares of Series A Preferred Stock subsequent to Conversion: _________________

                                                                                                                [HOLDER]

By: _____________________________________

Name: ___________________________________

Title: ____________________________________

EXHIBIT A-2

BYLAWS
OF
DOLPHIN DIGITAL MEDIA, INC.

Article I.  Offices

The principal office of Dolphin Digital Media, Inc. (the “Corporation”) may be located at such place as the Board of Directors may fix from time to time.  The Corporation may have offices at such other places, within or without the State of Florida, as the Board of Directors may from time to time determine or the business of the Corporation may require.

Article II.  Meetings of Shareholders

Section 1.  Annual Meetings.  The annual meeting of the shareholders of this Corporation shall be held annually at the time and place designated by the Board of Directors of the Corporation.  Business transacted at the annual meeting shall include the election of directors of the Corporation, in accordance with the applicable provisions of the Articles of Incorporation, and all other duties and powers conferred upon the shareholders by the laws of the State of Florida.

Section 2.  Special Meetings.  Special meetings of the shareholders shall be held when directed by the Board of Directors through a resolution adopted by a majority of the total number of authorized directors (whether or not any vacancies of previously authorized directorships exist at the time the Board is presented with such resolution), or when requested in writing by the holders of not less than forty percent (40%) of all the shares entitled to vote on any issue at the meeting.  The call for the meeting shall be issued by the Secretary or the shareholders requesting the special meeting, unless the President, the Board of Directors or such shareholders designate another person to do so.

Section 3.  Place.  Meetings of shareholders may be held within or outside of the State of Florida.  If no place is designated in the notice for a meeting of shareholders, the place of meeting shall be the principal office of the Corporation.

Section 4. Notice.  Except as provided in the Florida Business Corporation Act (the “Act”), written notice stating the place, day and hour of the meeting, and in the case of a special meeting, or as otherwise provided by law, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting. Such notice shall be given at least ten (10) but not more than sixty (60) days before the date of the meeting, by or at the direction of the Board of Directors, the Chairman of the Board of Directors, or the officer duly calling the meeting.  Such notice shall be mailed to each shareholder at his or her address as it appears on the books of the Corporation. Such notice is deemed delivered when deposited in the United States mail with postage prepaid thereon.

Section 5.  Notice of Adjourned Meetings.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.  If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in Article II, Section 4 of these Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

Section 6.  Waiver of Notice of Shareholders Meetings.  Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the shareholder or shareholders entitled to such notice, whether before, during or after the time of the meeting stated therein and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice.  Attendance by a shareholder at a meeting shall constitute a waiver of:  (a) lack of notice or defective notice of such meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting; or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering that particular matter when it is presented.  Unless otherwise required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Section 7.  Fixing Record Date.  For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to demand a special meeting, or to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  A determination of shareholders entitled to notice of, or to vote at, any meeting of shareholders shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 8.  Voting Record.  After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of such meeting, arranged by voting group, with the address of, and the number and class and series, if any, of the shares held by, each shareholder.  The shareholders’ list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation’s transfer agent or registrar.  Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders’ list (subject to the requirements of the Act), during regular business hours and at the shareholder’s expense, during the period it is available for inspection.  The Corporation shall make the shareholders’ list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.  If the requirements of this Section have not been substantially complied with, the meeting shall be adjourned until such time as the Corporation complies with such requirements on demand of any shareholder in person or by proxy who failed to get such access.  If no such demand is made, failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

Section 9.  Shareholder Quorum and Voting.  Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter.  Except as otherwise provided in the Articles of Incorporation or by the Act, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third of the shares of each voting group entitled to vote.  If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  After a quorum has been established at any shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.  Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.  When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

Section 10.  Votes Per Share.  Except as otherwise provided in the Articles of Incorporation, the terms of any outstanding Preferred Stock or by the Act, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 11.  Manner of Action.  If a quorum is present, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater or lesser number of affirmative votes is required by the Articles of Incorporation, the Bylaws or by law.

Section 12.  Voting for Directors.  At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected at that time and for whose election he or she has a right to vote.  Unless otherwise and affirmatively provided for in the Articles of Incorporation, cumulative voting is not authorized and the directors shall be elected by a plurality of the votes cast by the shares entitled to vote in such election at a meeting at which a quorum is present.

Section 13.  Voting of Shares.  A shareholder may vote at any duly called and noticed meeting of shareholders of the Corporation, either in person or by proxy.  Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder or, in the absence of any applicable bylaw, by such person as the board of directors of the corporate shareholder may designate.  Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate shareholder.  In the absence of any such designation or, in the case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.  Shares held by an administrator, executor, guardian, personal representative or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name or the name of his or her nominee.  Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.  If a share or shares stand of record in the names of two or more persons, whether as fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship with respect to the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect:  (a) if only one votes, in person or by proxy, that act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest.  The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 14.  Proxies.  Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to the Act, or attorney-in-fact for such persons, may vote the shareholder’s shares in person or by proxy.  Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by an attorney-in-fact.  An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form.  An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to eleven (11) months, unless a longer period is expressly provided in the appointment form.  The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment.  An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 15.  Voting Trusts.  One or more shareholders may create a voting trust, conferring on a trustee the right to vote or otherwise act for them, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee.  When a voting trust agreement is signed, the trustee shall prepare a list of the names and addresses of all owners of beneficial interest in the trust, together with the number and class of shares each transferred to the trust, and deliver copies of the list and agreement to the Corporation’s principal office.  After filing a copy of the list and agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or to any beneficiary of the trust under the agreement during business hours.  The trustee must also deliver a copy of each extension of the voting trust agreement, and a list of beneficial owners under such extended agreement, to the Corporation’s principal office.

Section 16.  Shareholders’ Agreements.  Two or more shareholders may provide for the manner in which they will vote their shares, and providing for such other matters as are permitted by the Act, by signing an agreement for that purpose.  When a shareholders’ agreement is signed, the shareholders who are parties thereto shall deliver copies of the agreement to the Corporation’s principal office.  After filing a copy of the agreement in the Corporation’s principal office, such copies shall be open to inspection by any shareholder of the Corporation, subject to the requirements of the Act, or any party to the agreement during business hours.

Section 17.  Inspectors of Election.  Prior to each meeting of shareholders, the Board of Directors or the President may appoint one or more Inspectors of Election.  Upon his appointment, each such Inspector shall take and sign an oath to faithfully execute the duties of Inspector at such meeting with strict impartiality and to the best of his ability.  Such Inspector(s) shall determine the number of shares outstanding, the number of shares present at the meeting and whether a quorum is present at such meeting.  The Inspector(s) shall receive votes and ballots and shall determine all challenges and questions as to the right to vote and shall thereafter count and tabulate all votes and ballots and determine the result.  Such Inspector(s) shall do such further acts as are proper to conduct the elections of directors and the vote on other matters with fairness to all shareholders.  The Inspector(s) shall make a certificate of the results of the elections of directors and the vote on other matters.  No Inspector shall be a candidate for election as a director of the Corporation.

Section 18.  Action by Shareholders Without a Meeting.  Unless otherwise provided in the articles of incorporation, action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted.  In order to be effective, the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the corporation by delivery to its principal office in Florida, its principal place of business, the Secretary of the corporation, or another office or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  No written consent shall be effective to take such corporate action unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section, written consents signed by the number of holders required to take such action are delivered to the corporation as set forth in this Section.  Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action.  No revocation is effective unless in writing and until received by the corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded.  Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action.  The notice shall fairly summarize the material features of the authorized action and, if the action is one for which dissenters’ rights are provided under the articles of incorporation or by law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with applicable law.  A consent signed as required in this Section has the effect of a meeting vote and may be described as such in any document.  Whenever action is taken as set forth in this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

Article III.  Directors

Section 1.  Function.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

Section 2.  Qualifications.  Directors must be natural persons who are eighteen (18) years of age or older but need not be residents of the State of Florida or shareholders of the Corporation.

Section 3.  Compensation of Directors.  The Board of Directors shall have the authority to fix the compensation of directors.  In addition, each director shall be entitled to be reimbursed by the Corporation for all expenses incurred in attending meetings of the Board of Directors or of any committee of which such person is a member.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such services from the Corporation; provided that any person who is receiving a stated compensation as an officer of the Corporation for services as such officer shall not receive any additional compensation for services as a director during such period.  The annual compensation of directors shall be paid at such times and in such installments as the Board of Directors may determine.

Section 4.  Duties of Directors.

(a)  A director, in the performance of his or her duties, shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:  (a) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants or other persons, as to matters the director reasonably believes are within the person’s professional or expert competence; or (c) a committee of the Board of Directors of which the director is not a member, if the director reasonably believes the committee merits confidence.

(b)  In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the Corporation and its shareholders, and the social, economic, legal or other effects of any action on the employees, suppliers, customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

Section 5.  Number and Term.  The number of directors that constitute the Board of Directors shall be determined by the Board of Directors from time to time; provided that in no event shall the Board of Directors consist of less than one (1) director.  The term of each director shall expire at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualified.

Section 6.  Removal.  The shareholders may remove one or more directors with or without cause.  A director may be removed by the shareholders at a meeting of shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.  If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

Section 7.  Resignation.  A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors or the Corporation.  A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 8.  Vacancies.  Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, or by the shareholders.  A director elected to fill a vacancy shall hold office for the unexpired term and until his or her successor shall have been elected and qualified or, for newly created directorships, until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified.  A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 9.  Quorum and Voting.  Unless the Articles of Incorporation or these Bylaws provide otherwise, a quorum of the Board of Directors consists of a majority of the number of directors prescribed by these Bylaws.  If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles of Incorporation or these Bylaws require the vote of a greater number of directors.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:  (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

Section 10.  Director Conflicts of Interest.

(a)  No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her or their votes are counted for such purpose, if:  (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

(b)  A conflict of interest transaction is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no relationship or interest in the transaction described above; provided, however, a transaction may not be authorized, approved or ratified under this Section 10 by a single director.  If a majority of the directors that have no such relationship or interest in the proposed transaction vote to authorize, approve or ratify the proposed transaction, a quorum is present for the purpose of taking action under this Section 10.  The presence of, or a vote cast by, a director with such relationship or interest in the transaction does not affect the validity of any action taken under this Section 10 if the transaction is otherwise authorized, approved or ratified as provided in this Section 10.

Section 11.  Committees.

(a)  The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees (which may include, by way of example and not as a limitation, a compensation committee, an audit and finance committee and a governance and nominating committee) each of which, to the extent provided in such resolution and in any charter adopted by the Board of Directors for any committee, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:  (a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) adopt, amend or repeal these Bylaws; (d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

(b)  Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors.  The Board of Directors, by resolution adopted in accordance with this Section 11, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.  The Board of Directors may adopt a charter for any such committee specifying requirements with respect to committee chairs and membership, responsibilities of the committee, the conduct of meetings and business of the committee and such other matters as the Board of Directors may designate.  In the absence of a committee charter or a provision of a committee charter governing such matters, the provisions of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to any such committee and its members.

Section 12.  Place of Meetings.  Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

Section 13.  Time, Notice and Call of Meetings.

(a)  Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting.  A regular meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders.

(b)  Notice of the date, time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, first class mail, expedited delivery service, telegram, cablegram, electronic means or any other means permitted under the Act at least twenty-four (24) hours before the meeting; provided, however, emergency meetings may be convened on such shorter notice as the Chief Executive Officer, the Chairman of the Board of Directors, or the directors calling the meeting deem necessary and appropriate under the circumstances.  The notice need not describe the purpose of the special meeting.

(c)  Meetings of the Board of Directors may be called by the Chief Executive Officer, by the Chairman of the Board of Directors or by any three directors.

Section 14.  Waiver of Notice.  Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 15.  Conduct of Meetings.

(a)  The Chairman of the Board of Directors shall preside at meetings of the Board of Directors.  The Chairman, and in his or her absence, the Chief Executive Officer, and in his or her absence, a Vice President, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

(b)  The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting.  Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

(c)  A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place.  Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(d)  The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 16.  Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or of the committee.  Action taken under this Section 16 shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date.  A consent signed under this Section 16 has the effect of a vote at a meeting and may be described as such in any document.

Section 17.  The Chairman of the Board of Directors.  The Board of Directors shall elect from among its members a Chairman of the Board of Directors at the first meeting of the Board of Directors after each annual meeting of shareholders.  The Chairman of the Board of Directors, if present, shall preside at all meetings of the Board of Directors and meetings of the shareholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The Chairman shall perform such other duties as may be prescribed by the Board of Directors.

Article IV.  Officers

Section 1.  Officers.  If so appointed by the Board of Directors, the officers of this Corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as appointed by the Board of Directors.  Any two (2) or more offices may be held by the same person; however, such a person shall, when acting on behalf of the Corporation in his capacity as an officer of the Corporation, designate in which capacity or capacities he is acting and shall be deemed to act only in the capacity(ies) so designated.

Section 2.  Appointment and Term of Office.  The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board held after the shareholders’ annual meeting.  If the appointment of officers does not occur at this meeting, the appointment shall occur as soon thereafter as practicable.  Each officer shall hold office until a successor has been duly appointed and qualified, or until an earlier resignation, removal from office, or death.

Section 3.  Removal of Officers.  Any officer of the Corporation may be removed from his or her office or position at any time, with or without cause, by a majority vote of the Board of Directors.  Any officer or assistant officer, if appointed by another officer pursuant to authority, if any, received from the Board of Directors, may likewise be removed by such officer.

Section 4.  Resignation.  Any officer of the Corporation may resign at any time from his or her office or position by delivering notice to the Corporation, the Board of Directors or its Chairman.  Such resignation is effective when the notice is delivered unless the notice specifies a later effective date.  If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 5.  Duties.  If so appointed by the Board of Directors, the officers of this Corporation shall have the following duties:

(a)  President.  Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, in general, supervise and control all of the business and affairs of the Corporation, and shall preside at all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors on which he or she may serve.  In addition, the President shall have the following powers and duties.

(1)	He or she may cause to be called special meetings of the shareholders and directors in accordance with these Bylaws.

(2)
He or she shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation, other than the duly elected officers, subject to policies adopted by the Board of Directors.

(3)	He or she shall sign and make all contracts and agreements in the name of the Corporation, and see that they are properly carried out.

(4)	He or she shall see that the books, reports, statements, and certificates of the Corporation are properly kept, made, and filed according to law.

(5)	He or she shall sign all certificates of stock, notes, drafts, or bills of exchange, warrants or other orders for the payment of money duly drawn by the treasurer.

(6)	He or she shall enforce these Bylaws and perform all of the duties incident to the position and office, and which are required by law.

(7)
He or she shall solely and personally be responsible for collecting, accounting for, and paying of all taxes imposed upon the Corporation by any governmental authority, whether municipal, county, state or federal.

This power is personal and exclusive to the Chief Executive Officer and may not be delegated by him or her or regulated by the Board, nor shall it descend to any other officer.

(b)  Vice Presidents.  One or more Vice Presidents may be designated by that title or such additional title or titles as the Board of Directors may determine. The duties of the Vice President shall be as follows:

During the absence and inability of the President to perform his or her duties or exercise his powers, as set forth in these Bylaws or in the acts under which this Corporation is organized, the same shall be performed and exercised by a Vice President (in such order of seniority as may be determined by the Board of Directors or, failing such determination, as may be designated by the Chairman of the Board); and when so acting, he or she shall have the powers and be subject to all responsibilities hereby given to or imposed upon the President.  The Vice Presidents shall have such powers and perform such duties as usually pertain to their office, or as are assigned to them by the President or the Board of Directors.

(c)  Secretary.  The Secretary shall have such powers and perform such duties as are incident to the Office of Secretary of a Corporation, or as are assigned to him or her by the President or the Board of Directors, including the following:

(1)
He or she shall keep the resolutions, forms of written consent, minutes of the meetings of the Board of Directors and of the shareholders, and other official records of the Corporation in appropriate books.

(2)	He or she shall give and serve all notices of the Corporation.

(3)	He or she shall be custodian of the records and of the corporate seal, and affix the latter when required to authenticate the records of the Corporation.

(4)
He or she shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residences, their post office addresses, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during the business hours and at the main office of the Corporation, subject to the inspection of such shareholders as are authorized to inspect the same, as provided in Article II, Section 8 of these Bylaws.

(5)	He or she shall sign all certificates of stock.

(6)	He or she shall present to the Board of Directors all communications addressed to him or her officially by the President or any officer or shareholder of the Corporation.

(7)	He or she shall attend to all correspondence and perform all the duties incident to the Office of Secretary.

(8)	In the absence of an appointment of a Treasurer, the duties of the Treasurer.

(d)  Treasurer.  The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and shall perform such other duties as may be prescribed by the Board of Directors or the President.

Section 6.  Other Officers, Employees, and Agents.  Each and every other officer, employee, and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him or her by the Board of Directors, the officer appointing him or her, and such officer or officers who may from time to time be designated by the Board to exercise supervisory authority.

Article V.  Stock Certificates

Section 1.  Issuance.  The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the Corporation.  Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate.  The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and non-assessable.

Section 2.  Form.

(a)  Shares of capital stock of the Corporation may, but need not, be represented by certificates.  Each stock certificate representing shares shall be signed by the Chief Executive Officer or a Vice President, the Secretary or an Assistant Secretary or a facsimile thereof and may be sealed with the seal of the Corporation or a facsimile thereof.  If the person who signed (either manually or in facsimile) a stock certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

(b)  Each stock certificate representing shares shall, at a minimum, state upon the face thereof:  (a) the name of the Corporation and that the Corporation is organized under the laws of the State of Florida; (b) the name of the person or persons to whom issued; and (c) the number and class of shares and the designation of the series, if any, which such certificate represents.

(c)  The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series of capital stock of the Corporation without certificates.  The authorization shall not affect shares of capital stock already represented by certificates until such certificates are surrendered to the Corporation or transfer agent of the Corporation.  Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the holder thereof a written statement of the information required on stock certificates by these Bylaws or applicable law.

Section 3.  Lost, Stolen, or Destroyed Certificates.  The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate:  (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) at the discretion of the Corporation, gives a bond in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate or the issuance of any such new certificate; and (d) satisfies any other reasonable requirements imposed by the Corporation.

Section 4.  Stock Transfers.

(a)  In the case of shares represented by a certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or new equivalent uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b)  In the case of shares not represented by a certificate, upon receipt of proper transfer instructions from the record holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares to the person entitled thereto, and record the transaction upon its books.

(c)  The Board of Directors may appoint one or more transfer agents or registrars.

(d)  Except as provided under applicable law, the person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof.

Article VI.  Indemnification

Section 1.  Obligation to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation and was or is a party or is threatened to be made a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that he or she is or was a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2.  Obligation to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify to the fullest extent permitted by law any person who was or is a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) and was or is a party or is threatened to be made a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or key employee (as such key employees are designated by the Chief Executive Officer and the Board of Directors) of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement without regard to any limitation to the estimated expense of litigating the proceeding to conclusion as contemplated in Section 607.0850(2) of the Act.  Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and amounts paid in settlement which such court shall deem proper.

Section 3.  Successful Defense of Proceedings.  To the extent that a director, officer or key employee of the Corporation has been successful on the merits or otherwise in defense of any claim, action, suit or proceeding referred to in Section 1 or Section 2 of this Article VI, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith, notwithstanding that the director, officer or key employee has not been successful on the merits or otherwise on any other claim, issue or matter in any such claim, action, suit or proceeding.

Section 4.  Expenses Payable in Advance.  To the fullest extent permitted by the Act, the Corporation shall advance all expenses within thirty (30) days after the receipt by the Corporation of a written request from a director or officer for such advancement and on a current basis thereafter, whether prior to or after final disposition of the underlying proceeding.  Such written request shall be accompanied by evidence of the expenses incurred by such person and shall include a written undertaking by or on behalf of the director or officer, as the case may be, to repay any and all amounts advanced if it shall ultimately be determined that that person is not entitled to indemnification by the Corporation.  The repayment undertaking shall be unsecured and interest-free.  Expenses incurred by key employees may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Section 5.  Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided pursuant to this Article VI are not exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers or key employees, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  Where such other or further provision provides broader rights of indemnification or advancement than these Bylaws, such other or further provision shall control.  However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer or key employee, if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)  A violation of the criminal law, unless the director, officer or key employee had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)  A transaction from which the director, officer or key employee derived an improper personal benefit;

(c)  In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Act, are applicable; or

(d)  Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 6.  Survival of Indemnification and Advancement of Expenses.  Indemnification and advancement of expenses as provided in this Article VI shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer or key employee and shall inure to the benefit of the heirs, executors and administrators of such a person, unless otherwise provided when authorized or ratified.  The rights of any person set forth in Sections 1, 2 and 4 of this Article VI to indemnification and advancement of fees are contractual rights and vest at the time a person becomes a director or officer of the Corporation and no amendment that narrows, eliminates or otherwise restricts these indemnification provisions and advancement of expenses provisions shall affect any right in respect of acts or omissions of any indemnified person occurring prior to such amendment, but an amendment that broadens, adds to, or otherwise expands these indemnification provisions and advancement of expenses provisions shall apply in respect of acts or omissions of any indemnified person occurring prior to such amendment.

Section 7.  Certain Definitions.  For purposes of this Article VI, the term “corporation” includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, is in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.  Additionally, for purposes of this Article VI:

(a)  The term “other enterprises” includes employee benefit plans;

(b)  The term “expenses” includes counsel fees, including those for appeal;

(c)  The term “liability” includes obligations to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to any employee benefit plan, and expenses actually and reasonably incurred with respect to a proceeding;

(d)  The term “proceeding” includes any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative and whether formal or informal;

(e)  The term “agent” includes a volunteer;

(f)  The term “serving at the request of the corporation” includes any service as a director, officer or key employee of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g)  The term “not opposed to the best interest of the Corporation” describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

All other capitalized terms used in this Article VI and not otherwise defined herein shall have the meaning set forth in Section 607.0850 of the Act.

Section 8.  Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

Article VII.  Books and Records

Section 1.  Books and Records.

(a)  The Corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

(b)  The Corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class or series of shares showing the number and class or series of shares held by each.

(c)  The Corporation shall keep a copy of all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act.

(d)  Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2.  Inspection Rights.  Shareholders and directors are entitled to inspect and copy records of the Corporation as permitted by the Act.

Article VIII.  Dividends

The Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends or make distributions on its shares in cash, property or its own shares, subject to the provisions of the Articles of Incorporation and the laws of the State of Florida.

Article IX.  Corporate Seal

The Board of Directors may provide for a corporate seal for the Corporation.

Article X.  Amendment

These Bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the Act reserves the power to amend these Bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these Bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these Bylaws or such bylaw provision, as the case may be.

ANNEX B

RIGHTS OF DISSENTING STOCKHOLDERS

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305 “Beneficial stockholder” defined.  ”Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310  “Corporate action” defined.  ”Corporate action” means the action of a domestic corporation.

NRS 92A.315  “Dissenter” defined.  ”Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400to 92A.480, inclusive.

NRS 92A.320  “Fair value” defined.  ”Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.  Without discounting for lack of marketability or minority status.

NRS 92A.325  “Stockholder” defined.  ”Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330  “Stockholder of record” defined.  ”Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335  “Subject corporation” defined.  ”Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205,78.2055 or 78.207.  A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares.  This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.  If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

NRS 92A.390  Limitations on right of dissent:  Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.  The applicability of subsection 1 must be determined as of:

(a)  The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b)  The day before the effective date of such corporate action if there is no meeting of stockholders.

3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

NRS 92A.400  Limitations on right of dissent:  Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights.  The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a)  Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b)  Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

NRS 92A.410  Notification of stockholders regarding right of dissent.

1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive.  If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2.  If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS 92A.420  Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a)  Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b)  Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.  If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400is not entitled to payment for his or her shares under this chapter.

NRS 92A.430  Dissenter’s notice:  Delivery to stockholders entitled to assert rights; contents.

1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a)  State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b)  Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c)  Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d)  Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e)  Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a)  Demand payment;

(b)  Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c)  Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430.  A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

NRS 92A.450  Uncertificated shares:  Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

NRS 92A.460  Payment for shares:  General requirements.

1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest.  The obligation of the subject corporation under this subsection may be enforced by the district court:

(a)  Of the county where the subject corporation’s principal office is located;

(b)  If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c)  At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a)  The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b)  A statement of the subject corporation’s estimate of the fair value of the shares; and

(c)  A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice:  General requirements.

1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a)  Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b)  Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c)  That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d)  That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e)  That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.  (Added to NRS by 1995, 2091; A 2009, 1725;2013, 1287)

NRS 92A.480  Dissenter’s estimate of fair value:  Notification of subject corporation; demand for payment of estimate.

1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460.  A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470and is entitled only to the payment made or offered.

NRS 92A.490  Legal proceeding to determine fair value:  Duties of subject corporation; powers of court; rights of dissenter.

1.  If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest.  If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State.  If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located.  In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares.  All parties must be served with a copy of the petition.  Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value.  The appraisers have the powers described in the order appointing them, or any amendment thereto.  The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a)  For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b)  For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court.  The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a)  Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b)  Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

DOLPHIN DIGITAL MEDIA, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 3, 2014 AT 8:30 AM
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Mr. William O’Dowd with full power of substitution, as proxy to vote all of the shares of common stock of Dolphin Digital Media, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Greenberg Traurig, located at Greenberg Traurig, P.A., 333 S.E. 2nd Avenue, Suite 4400, Miami, FL 33131 on December 3, 2014, at 8:30 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/DPDM
PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF DOLPHIN DIGITAL MEDIA, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	Election of Directors:		☐	☐
	William O’Dowd, IV				☐
	Michael Espensen				☐	CONTROL ID:
	Nelson Famadas				☐	REQUEST ID:
	Mirta A. Negrini				☐
	Nicholas Stanham, Esq.				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	Approval to change our state of incorporation from Nevada to Florida.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
The Board of Directors recommends a vote FOR the director nominees in proposal 1 and FOR the change of our state of incorporation from Nevada to Florida in proposal 2.
MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2014

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.				(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)